UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No._______)

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HUNTSMAN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AN INVITATION FROM HUNTSMAN’S LEADERSHIP

DEAR FELLOW STOCKHOLDER:

We are pleased to invite you to attend Huntsman Corporation’s 2015 Annual Meeting of Stockholders, which will be held on May 7, 2015, at 8:30 a.m., local time, at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas 77380.

At this year’s Annual Meeting, we will consider the matters described in this Proxy Statement. It is important that you use this opportunity to take part in the affairs of our company by voting on the business to come before the Annual Meeting.

Please vote as soon as possible

This Proxy Statement contains important information and you should read it carefully. Whether or not you plan to attend the Annual Meeting, we ask that you vote as soon as possible. You may vote by proxy via the Internet or telephone, or if you received paper copies of the proxy materials via mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card or the information forwarded by your broker, bank or other holder of record. For detailed information regarding voting instructions, please refer to the accompanying Proxy Statement.

PETER R. HUNTSMAN President and Chief Executive Officer

Enhanced stockholder communication

We are committed to ensuring that our Proxy Statement and associated materials are clear and easy to read. Our 2015 Proxy Statement displays our ongoing commitment to clearly explain the matters to be addressed at the Annual Meeting. We encourage you to begin your review of this year’s document with our proxy statement summary, which provides highlights of the detailed information included elsewhere in the Proxy Statement.

Thank you

We trust that enhanced communication about our 2015 Annual Meeting will continue to encourage a dialogue with our stockholders, and we encourage you to vote right away. We look forward to seeing you at the Annual Meeting and thank you for your support of Huntsman Corporation.

JON M. HUNTSMAN Executive Chairman of the Board

HUNTSMAN CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF HUNTSMAN CORPORATION:

The 2015 Annual Meeting of Stockholders of Huntsman Corporation will be held at 8:30 a.m., local time, on May 7, 2015, at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas 77380. We are holding the Annual Meeting for the following purposes:

1.    To elect as Class I directors the three nominees named in the accompanying Proxy Statement.

2.    To approve on a non-binding advisory basis the compensation of our named executive officers.

3.    To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015.

4.    To transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements of the Annual Meeting in accordance with our Bylaws.

The above matters are fully described in the accompanying Proxy Statement, which is part of this notice. We have not received notice of any other matters that may be properly presented at the Annual Meeting.

Only stockholders of record at the close of business on March 13, 2015 are entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices at 500 Huntsman Way, Salt Lake City, Utah 84108 for 10 days prior to the Annual Meeting, beginning on April 27, 2015. If you would like to review the stockholder list during ordinary business hours, please contact Huntsman Investor Relations at (801) 584-5860 or via email at ir@huntsman.com to schedule an appointment.

Even if you plan to attend the Annual Meeting, please vote by proxy via the Internet or telephone, or if you received paper copies of the proxy materials by mail, you can also vote via mail by following the instructions on the proxy card or voting instruction card or the information forwarded by your broker, bank or other holder of record. Please vote as promptly as possible to ensure that your shares are represented. Even if you have voted your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

By Order of the Board of Directors,

March 25, 2015	David M. Stryker
Secretary

PARTICIPATE IN OUR FUTURE, VOTE NOW

Your vote is important to us and allows you to participate in the future of our company.

.

Please cast your vote as soon as possible on the items listed below to ensure that your shares are represented.

PROPOSALS REQUIRING YOUR VOTE

		Board Recommendation	Unvoted Shares	Abstentions	Votes Required for Approval
PROPOSAL 1	Election of Directors	FOR each nominee	Do not count	Do not count	Plurality of the votes cast
PROPOSAL 2	Non-Binding Advisory Vote on Named Executive Officer Compensation	FOR	Do not count	Count as a vote against	Majority of shares present
PROPOSAL 3	Ratification of Independent Registered Public Accounting Firm	FOR	Discretionary voting allowed	Count as a vote against	Majority of shares present

Based on New York Stock Exchange rules, if your shares are held through a broker, bank or other nominee, they cannot vote on your behalf on non-routine matters if you do not provide voting instructions.

VOTING OPTIONS

Even if you plan to attend our 2015 Annual Meeting in person, please read this Proxy Statement with care, and vote using any of the following methods. In all cases, have your proxy card or voting instruction form in hand and follow the instructions.

BY INTERNET USING A COMPUTER	BY TELEPHONE	BY MAIL

Visit 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign and date your proxy card and send by mail

VISIT THE ANNUAL MEETING WEBSITE

Visit the annual meeting website: www.proxyvote.com

• Review and download easy to read, interactive versions of our Proxy Statement and Annual Report

• Sign up for future electronic delivery to reduce costs

ATTEND OUR 2015 ANNUAL MEETING OF STOCKHOLDERS

8:30 a.m. (CDT) on Thursday, May 7, 2015
The Woodlands Waterway Marriott Hotel and Convention Center

1601 Lake Robbins Drive

The Woodlands, Texas 77380

Please note that if you hold shares in “street name” (that is, in a brokerage account or through a bank or other nominee), you also will need to bring a copy of a statement reflecting your share ownership as of March 13, 2015.

HUNTSMAN 2015 PROXY

HUNTSMAN CORPORATION : PROXY STATEMENT SUMMARY

HUNTSMAN PROXY STATEMENT SUMMARY

To assist you in reviewing the proposals to be voted upon, this summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

2015 ANNUAL MEETING OF STOCKHOLDERS

Date and Time	Place:
May 7, 2015 8:30 a.m. local time	The Woodlands Waterway Marriott Hotel and Convention Center 1601 Lake Robbins Drive The Woodlands, Texas 77380

Record Date:	Common Stock Outstanding as of the Record Date:
March 13, 2015	245,372,961

MEETING AGENDA AND VOTING RECOMMENDATIONS

Agenda Item	Board Recommendation
1. Election of three Class I director nominees	FOR EACH NOMINEE
2. Advisory vote to approve named executive officer compensation	FOR
3. Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015	FOR

BOARD NOMINEES (PROPOSAL 1)

The following table provides summary information about each director nominee.

Nominee	Age	Director Since	Principal Occupation	Committees
Peter R. Huntsman	52	2005	President and Chief Executive Officer of Huntsman Corporation (our “CEO”)	Litigation
Wayne A. Reaud	67	2005	Trial Lawyer	Compensation & Litigation
Alvin V. Shoemaker	76	2005	Private Investor	Compensation & Audit

CORPORATE GOVERNANCE HIGHLIGHTS

70% of directors are independent and all members of our Audit, Compensation and Nominating and Corporate Governance Committees are independent
Lead independent director, Nolan D. Archibald, chairs executive sessions of our independent directors at all regular meetings
Board to be declassified in stages with all directors elected annually beginning in 2017
Mandatory director retirement age (subject to certain exceptions)
Separation of the offices of Chairman and Chief Executive Officer
No super-majority stockholder voting requirements
Stock ownership guidelines for directors and executive officers
Policy prohibiting short sales and hedging of shares of our common stock by directors and executive officers
The Audit, Compensation and Nominating and Corporate Governance committees have authority to retain outside, independent advisers and consultants
Board and its committees exercise oversight of risks we face in a global market, including operational, financial, strategic, competitive, reputational, legal and regulatory risks.

HUNTSMAN 2015 PROXY

HUNTSMAN CORPORATION : PROXY STATEMENT SUMMARY

EXECUTIVE COMPENSATION MATTERS (PROPOSAL 2)

PLEASE VOTE TO APPROVE OUR SAY-ON-PAY PROPOSAL

At our 2015 Annual Meeting, our stockholders will again have an opportunity to cast an advisory say-on-pay vote on the compensation paid to our named executive officers. We ask that our stockholders vote to approve executive officer compensation.  Please see “Proposal No. 2—Advisory Vote to Approve Named Executive Officer Compensation.” Please also read our “Compensation Discussion and Analysis” beginning on page 19 for more information regarding our executive compensation program in 2014 and 2015.

WHAT MAKES US UNIQUE

Our Compensation Committee has established an executive compensation program for our executive officers taking into account the features of our company that make us unique:

• We grew as a family business and bear the name of our founder and Executive Chairman, Jon M. Huntsman

•        We believe there is substantial value in our name, our history and the continued leadership of Jon M. Huntsman and Peter R. Huntsman, who has served as our CEO since 2000; their different leadership roles reflect their unique contributions

•        We operate five distinct global divisions, and the presidents of these divisions are held accountable for both operating and financial performance, with our CEO fulfilling many of the duties of a chief operating officer; we believe this approach places additional responsibilities on our CEO and our Division Presidents as compared to many of our peers

• In our business sector, the financial measures most important to our investors are adjusted EBITDA(1) and free cash flow and we compensate our executive officers accordingly
• We maintain a close dialogue with our long-term investors regarding our business strategy, and we focus on long-term value creation for both our stockholders and debt holders

(1)   Throughout this Proxy Statement, we refer to our EBITDA and adjusted EBITDA, which are non-GAAP financial measures. A presentation and reconciliation to the most directly comparable GAAP financial measures is contained on pages 65–67 of our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 18, 2015.

PERFORMANCE HIGHLIGHTS IN 2014

As described in more detail throughout the “Compensation Discussion and Analysis” beginning on page 19, one of the primary objectives of our executive compensation program is to align our executive officers’ pay with our performance. 2014 was another successful year for our company. Specific performance highlights in 2014 include the following:

• Corporate adjusted EBITDA, the primary metric by which we believe our stockholders measure the financial performance of our company, was $1,340 million
• Corporate net operating cash flow, which is also an important measure of the financial performance of our company and has a significant impact on our liquidity, was $460.7 million
• Shared services fixed costs, which is used to evaluate the ability of shared corporate departments to beat budgetary estimates, was $343.7 million
• Completion of the significant strategic acquisition of Rockwood Holdings’ Performance Additives and Titanium Dioxide businesses (the “Rockwood Acquisition”)
• Annualized total stockholder return (“TSR”) of 25% from 2010 to 2014, which exceeded both the S&P 500 Index and the S&P 500 Chemicals Index averages

HOW WE PAID FOR PERFORMANCE IN 2014

For 2014, the Compensation Committee designed our executive compensation program so that a significant majority of each officer’s total target direct compensation was in the form of performance-based incentive compensation. On average, 74% of the 2014 total target direct compensation of our NEOs was at risk, tied to specific annual performance metrics and the performance of our common stock.

HUNTSMAN 2015 PROXY

HUNTSMAN CORPORATION : PROXY STATEMENT SUMMARY

MIX OF TOTAL TARGET DIRECT COMPENSATION IN 2014(1)

(1)   “Total target direct compensation” consists of (i) annual base salary, (ii) the target annual cash performance award opportunity for 2014, and (iii) the aggregate grant date fair value of long-term equity incentive awards granted in the form of stock options and restricted stock. The amounts actually realized by our NEOs with respect to the annual cash performance awards and long-term equity incentive awards granted in 2014 depend, as applicable, on the level of attainment of the relevant performance goals and the value of our common stock when the awards vest or are exercised.

Based on our solid performance in 2014, during which all financial targets set for our annual cash performance awards were met or nearly met, the annual cash performance awards paid to our NEOs for 2014 were near or above their respective target award levels, thus aligning their pay with our overall performance for the year. See “—2014 Executive Compensation Decisions—2014 Annual Cash Incentive Plan” for additional information.

The following demonstrates the alignment of our CEO’s total direct compensation to our performance in adjusted EBITDA and in adjusted EBITDA excluding our Pigments business over the last five years (we call our other business divisions together our “differentiated businesses”). While we continue to compensate our executive officers based on the performance of our company as a whole, we believe that our executive officers are more directly able to influence the results of our differentiated businesses. Given the cyclicality and volatility of the Pigments business, which we may ultimately separate from our differentiated businesses, the below chart also demonstrates the impact our executive officers have had on our differentiated businesses.

5-year adjusted ebitda vs. ceo total direct compensation(1)

(1)   “Total direct compensation” consists of (i) annual base salary, (ii) the annual cash performance award paid for 2014, and (iii) the aggregate grant date fair value of long-term equity incentive awards granted in the form of stock options and restricted stock. See “Executive Compensation––Summary Compensation Table” for total compensation paid to our CEO and other named executive officers.

HUNTSMAN 2015 PROXY

HUNTSMAN CORPORATION : PROXY STATEMENT SUMMARY

We believe our executive compensation program has created stockholder value over the long-term. Our average annual total return of 25.2% over the last five years exceeds the Standard & Poor 500 Stock Index (“S&P 500”) average annual return of 15.9% and the Standard & Poor Chemicals Index (“S&P 500 Chemicals”) average annual return of 17.4%. The cumulative stockholder returns, assuming reinvestment of dividends, on $100 invested on December 31, 2009 are illustrated in the graph below.

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

(1) We reference the Standard & Poor 500 Stock Index and the Standard & Poor Chemicals Index, which are registered trademarks of the McGraw-Hill Companies, Inc.

While we believe our compensation programs in 2014 were effective in implementing our primary compensation objectives, the Compensation Committee determined to make certain changes to our compensation program for 2015 as highlighted below to further strengthen the alignment between our pay and performance.

OUR RESPONSE TO SAY-ON-PAY AND STOCKHOLDER OUTREACH

At our 2014 annual meeting, approximately 75% of the total votes cast (excluding abstentions) were in favor of our say-on-pay proposal. In determining executive compensation for 2015, the Compensation Committee considered the results of the 2014 say-on-pay vote. The Compensation Committee also instructed management to engage with a number of our stockholders to discuss topics relevant to our compensation practices. The following changes to our compensation practices are being made directly in response to this feedback and the say-on-pay results:

Feedback Received	Our Response	When Effective

We were encouraged to tie an even larger portion of executive compensation to objective performance measures

Added an umbrella bonus pool to cap aggregate payout under our annual incentive program according to performance in adjusted EBITDA

Instituted grants of performance share units that vest upon the achievement of relative TSR milestones

Modified the Executive Chairman’s annual incentive award opportunity so that an increased portion (80%) is tied to the achievement of financial metrics

Fiscal year 2015
We were encouraged to implement a clawback policy	Adopted an executive compensation clawback policy, which applies to all Section 16 officers	September 2014
We were encouraged to provide a clearer explanation of how all elements of compensation are set	Enhanced proxy statement disclosure and presentation, specifically in the Compensation Discussion and Analysis	2015 proxy statement

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 3)

We ask that our stockholders ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2015.

HUNTSMAN 2015 PROXY

HUNTSMAN CORPORATION : PROXY STATEMENT

PROXY STATEMENT TABLE OF CONTENTS

HUNTSMAN CORPORATION : PROXY STATEMENT

HUNTSMAN CORPORATION PROXY STATEMENT

PART 1	INFORMATION ABOUT THE MEETING

GENERAL

This Proxy Statement is being furnished to the stockholders of Huntsman Corporation in connection with the solicitation of proxies by its Board of Directors (the “Board”). The proxies are to be voted at our 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas 77380, at 8:30 a.m., local time, on May 7, 2015, and any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board is not aware of any other matters to be presented at the Annual Meeting.

The Board is soliciting your proxy to vote your shares at the Annual Meeting. We will bear the cost of the solicitation, including the cost of the preparation, assembly, printing and, where applicable, mailing of the Notice of Annual Meeting of Stockholders, this Proxy Statement, the proxy card, the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and any additional information furnished by us to our stockholders. In addition to solicitation by mail, certain of our directors, officers and employees may, without extra compensation, solicit proxies by telephone, facsimile, electronic means and personal interview. We have retained D.F. King & Co., Inc. to help us distribute and solicit proxies and have agreed to pay them $13,500, plus reimbursement for out-of-pocket expenses, for these services. We will also make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and we will reimburse them for postage and clerical expenses.

DELIVERY OF PROXY MATERIALS

On or about March 26, 2015, we mailed a Notice of Internet Availability to our stockholders of record and beneficial owners who owned shares of our common stock at the close of business on March 13, 2015. The Notice of Internet Availability contained instructions on how to access the proxy materials and vote online. We have made these proxy materials available to you over the Internet or, upon your request, have delivered paper versions of these materials to you by mail, in connection with the solicitation of proxies by our Board for the Annual Meeting.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At the Annual Meeting, stockholders will vote upon the matters outlined in the Notice of Annual Meeting of Stockholders, which are (1) the election of three Class I directors, (2) a non-binding advisory vote to approve the compensation of our named executive officers, or “NEOs,” (3) the ratification of Deloitte & Touche LLP as our independent registered public accounting firm and (4) the consideration of any other matters properly presented at the Annual Meeting in accordance with our Bylaws. The Board is not aware of any other matters to be presented at the Annual Meeting. In addition, our management will report on our performance and respond to questions from stockholders following the adjournment of the formal business at the Annual Meeting.

2

WHAT IS INCLUDED IN THE PROXY MATERIALS?

The proxy materials include (1) the Notice of Annual Meeting of Stockholders, (2) this Proxy Statement and (3) the 2014 Annual Report. If you requested a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the Annual Meeting.

Stockholders are referred to the 2014 Annual Report for financial and other information about our activities. The 2014 Annual Report is not incorporated by reference into this Proxy Statement and is not deemed to be a part hereof.

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3

WHAT IS A PROXY?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Peter R. Huntsman, our President and Chief Executive Officer (our “CEO”), and David M. Stryker, our Executive Vice President, General Counsel and Secretary, will serve as proxies for the Annual Meeting pursuant to the proxy card solicited by our Board.

4

WHAT IS A PROXY STATEMENT?

A proxy statement is a document that the regulations of the U.S. Securities and Exchange Commission (the “SEC”) require us to give you when we ask that you designate Peter R. Huntsman and David M. Stryker as proxies to vote on your behalf. This Proxy Statement includes information about the proposals to be considered at the Annual Meeting and other required disclosures, including information about the Board and our executive officers.

5

HOW CAN I ACCESS THE PROXY MATERIALS OVER THE INTERNET? Your Notice of Internet Availability, proxy card or voting instruction card (as applicable) contains instructions on how to:

• view our proxy materials on the Internet; and

• instruct us to send future proxy materials to you electronically by e-mail.

If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

6

WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the Annual Meeting is March 13, 2015. Owners of record of our common stock at the close of business on the record date are entitled to:

• receive notice of the Annual Meeting; and

• vote at the Annual Meeting and any adjournments or postponements in accordance with our Bylaws.

At the close of business on March 13, 2015, there were 245,372,961 shares of our common stock outstanding, each of which is entitled to one vote on each item of business to be conducted at the Annual Meeting.

7

WHO MAY ATTEND THE ANNUAL MEETING?

All stockholders of record who owned shares of common stock at the close of business on March 13, 2015, or their duly appointed proxies, may attend the Annual Meeting and any adjournments or postponements thereof, as may our invited guests. “Street name stockholders,” as described in Question 10 below, who owned shares of common stock at the close of business on March 13, 2015, may also attend subject to the requirements set forth in Questions 10 and 11 below. Seating is limited and admission is on a first-come, first-served basis. If you attend the Annual Meeting, you will need to bring your Notice of Internet Availability or proxy card, as applicable, a form of personal identification (such as a driver’s license) and check in at the registration desk at the Annual Meeting. Please note that if you hold shares in “street name” (that is, in a brokerage account or through a bank or other nominee), you also will need to bring a copy of a statement reflecting your share ownership as of March 13, 2015.

8

HOW MANY VOTES ARE REQUIRED TO HOLD THE ANNUAL MEETING?

The required quorum for the transaction of business at the Annual Meeting is a majority of all outstanding shares of our common stock entitled to vote in the election of directors at the Annual Meeting, represented in person or by proxy. Consequently, the presence, in person or by proxy, of the holders of at least 122,686,481 shares of our common stock is required to establish a quorum at the Annual Meeting. Shares that are voted with respect to a particular matter are treated as being present at the Annual Meeting for purposes of establishing a quorum.

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HUNTSMAN CORPORATION : PROXY STATEMENT

9

WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

Most stockholders hold their shares through a broker, bank or other nominee (i.e., in “street name”) rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those held in street name.

•      Stockholders of Record.  If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

•      Street Name Stockholders.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered, with respect to those shares, the beneficial owner of shares held in “street name,” and the Notice of Internet Availability or proxy materials are being forwarded to you by your broker, bank or other nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to instruct your broker, bank or other nominee how to vote and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the stockholder of record giving you the right to vote the shares. Your broker, bank or other or nominee has provided voting instructions for you to use in directing the broker, bank or other or nominee how to vote your shares. If you fail to provide sufficient instructions to your broker, bank or other nominee or nominee, they may be prohibited from voting your shares. See “If I am a street name holder, will my shares be voted if I do not provide my proxy?”

10

WHAT DIFFERENT METHODS CAN I USE TO VOTE?

Stockholders of Record:  Stockholders of record may (1) vote their shares in person at the Annual Meeting by completing a ballot; or (2) submit a proxy to have their shares voted by one of the following methods:

•      By Internet.  You may submit a proxy electronically on the Internet by following the instructions provided on the proxy card or Notice of Internet Availability. Please have your proxy card or Notice of Internet Availability in hand when you log onto the website. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on May 6, 2015.

•      By Telephone.  You may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card or Notice of Internet Availability. Please have your proxy card or Notice of Internet Availability in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on May 6, 2015.

•      By Mail.  If you received a paper copy of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

Street Name Stockholders:  Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

•      By the Methods Listed on the Voting Instruction Form.  Please refer to the voting instruction form or other information forwarded by your bank, broker or other nominee to determine whether you may submit a proxy by telephone or on the Internet, following the instructions provided by the record holder.

•      In Person with a Proxy from the Record Holder.  You may vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee. Please consult the voting instruction form or other information sent to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

If you hold shares in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each set of shares.

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND YOU ALSO SUBMIT YOUR PROXY SO THAT YOUR VOTE WILL COUNT IF YOU ARE UNABLE TO ATTEND THE MEETING. SUBMITTING YOUR PROXY VIA INTERNET, TELEPHONE OR MAIL DOES NOT AFFECT YOUR ABILITY TO VOTE IN PERSON AT THE ANNUAL MEETING.

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11

WHAT IF I AM A STOCKHOLDER OF RECORD AND I DON’T SPECIFY A CHOICE FOR A MATTER WHEN RETURNING MY PROXY?

A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

•      FOR the election of the three Class I director nominees named in this Proxy Statement;

•      FOR approval, on a non-binding advisory basis, of the compensation of our named executive officers; and

•      FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015.

If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted at the discretion of the holders of the proxy. The Board knows of no matters, other than those previously described, to be presented for consideration at the Annual Meeting.

12

IF I AM A STREET NAME STOCKHOLDER, WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

In some cases, your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Specifically, brokerage firms have the authority under New York Stock Exchange (“NYSE”) rules to cast votes on certain “routine” matters if they do not receive instructions from the beneficial holder. For example, ratification of the appointment of the independent registered public accounting firms is considered a routine matter for which a brokerage firm may vote shares for which it has not received voting instructions. This is called a “broker discretionary vote.” When a proposal is not a routine matter and a brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” The election of directors and the advisory vote to approve named executive officer compensation are not considered routine matters. Therefore, if you are a street name stockholder and do not provide voting instructions to your broker with respect to these matters, it will result in a broker non-vote with respect to such proposals. Broker non-votes will have no effect on the outcome of these proposals.

13

WHAT VOTES ARE NEEDED FOR EACH PROPOSAL TO PASS AND IS BROKER DISCRETIONARY VOTING ALLOWED?

	Proposal	Vote Required	Broker Discretionary Vote Allowed

	(1) Election of the three Class I director nominees	Plurality of the votes cast	No

	(2) A non-binding advisory vote to approve the compensation of our named executive officers	Majority of shares represented in person or by proxy and entitled to vote	No

	(3) Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015	Majority of shares represented in person or by proxy and entitled to vote	Yes

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14

WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE ANNUAL MEETING?

If you grant a proxy, the persons named as proxy holders will have discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Under Rule 14a-8 and the provisions of our Bylaws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.

15

CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

If you are a stockholder of record, you may revoke a previously submitted proxy at any time before the polls close at the Annual Meeting by:

•      voting again by telephone or through the Internet prior to 11:59 p.m. Eastern Daylight Time on May 6, 2015;

•      requesting, completing and mailing in a new paper proxy card, as outlined in the Notice of Internet Availability;

•      giving written notice of revocation to our Corporate Secretary by mail to Corporate Secretary, 500 Huntsman Way, Salt Lake City, Utah 84108 or by facsimile at (801) 584-5782; or

•      attending the Annual Meeting and voting in person.

If you are a street name stockholder, you must follow the instructions to revoke your proxy, if any, provided by your bank, broker or other nominee.

16

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that you have multiple accounts with our transfer agent, Computershare, and/or brokers, banks or other nominees. Please vote all of your shares. We recommend that you contact Computershare and/or your broker, bank or other nominee (as applicable) to consolidate as many accounts as possible under the same name and address. If you have multiple accounts with Computershare that you want to consolidate, please submit your request by mail to Computershare Trust Company, N.A., P.O. Box 30170, College Station, TX, 77842, or by telephone at 1-866-210-6697. Computershare may also be reached through its website at www.computershare.com.

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PART 2	BOARD OF DIRECTORS

NOMINEES AND EXISTING DIRECTORS

Presented below is information with respect to our directors, including the three nominees to be elected as directors at this year’s Annual Meeting. In 2014, we amended our Certificate of Incorporation to provide that Board nominees are elected to serve one year terms, which will result in our Board being fully declassified in 2017. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should serve on the Board.

Nominees to be elected at the Annual Meeting as Class I Directors (terms will expire in 2016)

PETER R. HUNTSMAN

Peter R. Huntsman, age 52, has served as a director of our company and affiliated companies since 1994. Mr. Huntsman is President, Chief Executive Officer and a director of our company. Prior to his appointment in July 2000 as CEO, Mr. Huntsman had served as President and Chief Operating Officer since 1994. In 1987, after working for Olympus Oil since 1983, Mr. Huntsman joined Huntsman Polypropylene Corporation as Vice President before serving as Senior Vice President and General Manager. Mr. Huntsman has also served as Senior Vice President of Huntsman Chemical Corporation and as a Senior Vice President of Huntsman Packaging Corporation, a former subsidiary of our company. Mr. Huntsman is the son of Jon M. Huntsman, our Executive Chairman of the Board (our “Executive Chairman”), the brother of James H. Huntsman, our Division President, Advanced Materials, and the brother of Gov. Jon M. Huntsman, Jr., one of our directors.

The Board has concluded that Mr. Huntsman should continue to serve as a director for the following reasons, among others: (1) his current position as our CEO enables him to bring invaluable operational, financial, regulatory and governance insights to the Board; and (2) his considerable role in the history and management of our company and its affiliates enables him to continually educate and advise the Board on our business, the chemical industry and related opportunities and challenges.

WAYNE A. REAUD

Mr. Reaud, age 67, has served as a director since March 2005. Mr. Reaud currently serves as Chairman of our Litigation Committee, which was formed in November 2008, and as a member of our Compensation Committee. Mr. Reaud is a trial lawyer and the founder of the law firm of Reaud, Morgan & Quinn. For over 30 years, he has represented clients in significant cases involving personal injury, product and premises liability, toxic torts and business litigation. Mr. Reaud has handled first impression mass tort litigation involving asbestos premises liability claims, including the largest asbestos product liability class action lawsuit in the history of Texas courts. He also represented the State of Texas in its landmark litigation against the tobacco industry. Mr. Reaud currently serves as Chairman of the Board of the Beaumont Foundation of America and is a Director of the Reaud Charitable Foundation. He is a Life Fellow of the Texas Bar Foundation and a Fellow of the International Society of Barristers, a member of the Philosophical Society and a member of the State Bar of Texas Grievance Committee. Mr. Reaud was chosen as the Most Distinguished Alumni of Texas Tech University Law School in 1998 and also chosen as the Most Distinguished Alumni of Lamar University in 2006. Mr. Reaud was awarded the Honorary Order of the Coif by the University of Texas in 2011. He is listed in Best Lawyers in America.

The Board has concluded that Mr. Reaud should continue to serve as a director for the following reasons, among others: (1) his legal expertise and extensive experience with complex and high-profile litigation enable him to advise the Board and our company on litigation risks and strategies; and (2) his commitment to community service and cultural affairs is valuable to the Board because of our company’s significant focus on these areas.

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ALVIN V. SHOEMAKER

Mr. Shoemaker, age 76, has served as a director since March 2005. Mr. Shoemaker serves as a member of the Audit Committee and the Compensation Committee. Mr. Shoemaker has been a private investor since his retirement as Chairman of the Board of First Boston Corporation and First Boston, Inc. in 1989, a position he assumed in 1983. Mr. Shoemaker also serves as a director of Wynn Resorts Limited.

The Board has concluded that Mr. Shoemaker should continue to serve as a director for the following reasons, among others: (1) his board experience gives him operational and financial oversight expertise and allows him to contribute insights on achieving business success in a diverse range of economic conditions and competitive environments; and (2) his executive-level experience at First Boston Corporation and First Boston, Inc. demonstrates proven leadership and business capabilities.

Additional Class I Directors not up for election at the Annual Meeting (terms expire in 2016)

NOLAN D. ARCHIBALD

Mr. Archibald, age 71, has served as a director since March 2005 and he is currently the Vice Chairman and Lead Independent Director of the Board. Mr. Archibald is also Chairman of the Compensation Committee. Mr. Archibald served as Executive Chairman of Stanley Black & Decker, Inc., a consumer and commercial products company, from March 2010 to March 2013. He served as President and Chief Executive Officer of The Black & Decker Corporation from 1986 until 2010, as well as Chairman of the Board of The Black & Decker Corporation from 1987 until 2010. In addition, Mr. Archibald serves as a director of Lockheed Martin Corporation and Brunswick Corporation.

The Board has concluded that Mr. Archibald should continue to serve as the Vice Chairman and Lead Independent Director of the Board for the following reasons, among others: (1) his extensive executive-level management experience gained with Stanley Black & Decker has given him leadership and business capabilities that provide the Board with a unique skill set and significant business and strategic insight; and (2) his extensive board experience as a director of other public companies enables him to contribute significantly to the Board’s oversight responsibilities.

M. ANTHONY BURNS

Mr. Burns, age 72, has served as a director since March 2010. He is Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee (the “Governance Committee”). Mr. Burns currently serves as Chairman Emeritus of Ryder System, Inc., a provider of transportation and logistics services, a position that he has held since 2002. Mr. Burns served in several positions at Ryder until his retirement in 2002, including Chairman of the Board from 1985 to 2002, Chief Executive Officer from 1983 to 2000 and President from 1979 to 1999. Prior to joining Ryder, Mr. Burns served in management of Mobil Oil Corporation. He is a Life Trustee of the University of Miami in Florida and is active in cultural and civic organizations in Florida.

The Board has concluded that Mr. Burns should continue to serve as a director for the following reasons, among others: (1) his long tenure as Chief Executive Officer of Ryder System, a major public company, provides the Board with valuable leadership and management insights; (2) his prior service on (and in some cases chairmanship of) the audit committees of other public companies has provided him with valuable financial expertise and enhances his ability to serve as chair of our Audit Committee; and (3) his executive compensation experience through prior service on the compensation committees of other public companies has provided him with exposure to, and insight from, CEOs and boards of other large companies.

GOV. JON M. HUNTSMAN, JR.

Governor Jon M. Huntsman, Jr., age 54, has served as a director since February 2012. Since January 2014, Gov. Huntsman has served as Chairman of the Atlantic Council, a non-partisan think tank promoting constructive leadership and engagement in international affairs. Gov. Huntsman was a candidate for the Republican nomination for the President of the United States in the 2012 presidential election. From 2009 to 2011, he served as U.S. Ambassador to China and he served as Governor of the State of Utah from 2005 to 2009. Gov. Huntsman’s public service also includes appointments as U.S. Ambassador to Singapore, Deputy U.S. Trade Representative and Deputy Assistant Secretary of Commerce for Asia. Gov. Huntsman currently serves as Chairman of the Huntsman Cancer Foundation. He also serves as a director of Ford Motor Company, Caterpillar, Inc. and Chevron Corporation. Gov. Huntsman originally joined our company in 1983 and served in numerous capacities, including Vice Chairman, until his resignation in 2005. Gov. Huntsman is the son of Jon M. Huntsman, our Executive Chairman, the brother of Peter R. Huntsman, our CEO, and the brother of James H. Huntsman, our Division President, Advanced Materials.

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The Board has concluded that Gov. Huntsman should continue to serve as a director for the following reasons, among others: (1) his experience as an ambassador to China and Singapore gave him international and diplomatic experience that is critically important to our company as we continue to expand globally and particularly in Asia; (2) his service as Governor of Utah gave him large-scale operational experience and valuable insight into governmental affairs; and (3) his prior experience with the Huntsman companies gave him knowledge of our company and our industry including important insights into our business and management.

SIR ROBERT J. MARGETTS

Sir Robert, age 68, has served as a director since August 2010. He is a member of the Governance Committee. He currently serves as Deputy Chairman of OJSC Uralkali, a publicly traded potash fertilizer producer, and on the boards of a number of privately held companies. Sir Robert previously served as a director of Anglo American PLC from 1998 to 2010, Chairman of Legal & General Group PLC from 2000 until 2010 and Chairman of BOC Group PLC from 2002 to 2006. Sir Robert served as Chairman—Europe of Huntsman Corporation from 2000 to August 2010. He worked for Imperial Chemical Industries (ICI) in various levels of increasing responsibility from 1969 to 2000, where he ultimately served as the Vice Chairman of its Main Board.

The Board has concluded that Sir Robert should continue to serve as a director for the following reasons, among others: (1) his more than 40 years’ experience in the chemical industry, including experience with our company, enables him to provide our Board with advice and expertise relating to business and strategic initiatives; and (2) both his location in Europe and his extensive board and executive-level management experience running global businesses provides the Board with important insights and perspectives into the chemical industry in important international locations.

Class II Directors (terms expire in 2017)

Jon M. Huntsman

Jon M. Huntsman, age 77, is the Executive Chairman of the Board. Prior to his appointment as Executive Chairman in February 2009, Mr. Huntsman served as Chairman of the Board of our company since its formation in 2004 and the predecessors to our company since 1970, when he founded his first plastics company. Mr. Huntsman served as Chief Executive Officer of our company and our affiliated companies from 1970 to 2000. Mr. Huntsman is a director or manager, as applicable, of Huntsman International and certain of our other subsidiaries. In addition, Mr. Huntsman serves or has served as Chairman or as a member of numerous corporate, philanthropic and industry boards, including the American Red Cross, The Wharton School, University of Pennsylvania, Primary Children’s Medical Center Foundation, the Chemical Manufacturers Association and the American Plastics Council. Mr. Huntsman was selected in 1994 as the chemical industry’s top Chief Executive Officer for all businesses in Europe and North America. Mr. Huntsman was awarded the American Chemical Society’s Lifetime Achievement Award in 2013. Mr. Huntsman formerly served as Special Assistant to the President of the United States and as Vice Chairman of the U.S. Chamber of Commerce. He is the founding and principal benefactor of the Huntsman Cancer Institute. Mr. Huntsman is the father of Peter R. Huntsman, our CEO, James H. Huntsman, our Division President, Advanced Materials, and Gov. Jon M. Huntsman, Jr., our director.

The Board has concluded that Mr. Huntsman should continue to serve as the Executive Chairman for the following reasons, among others: (1) his vital role in the founding and history of our company enables him to provide the Board with important perspective and extensive knowledge of our business; (2) his extensive experience in the chemical industry allows him to advise the Board on our strategic and operational directives; and (3) his leadership and business skills enable him to lead our company and the Board as well as continually educate and advise the Board on our company’s industry and related opportunities, issues, and challenges.

DR. PATRICK T. HARKER

Dr. Harker, age 56, has served as a director since March 2010. He serves as Chairman of our Governance Committee and as a member of the Audit Committee. Dr. Harker will resign from the Board effective June 30, 2015, as a result of being appointed President and Chief Executive Officer of the Federal Reserve Bank of Philadelphia, a position he will assume beginning July 1, 2015. Dr. Harker served as a Class B director of the Board of the Federal Reserve Bank of Philadelphia since 2012. Since 2007, Dr. Harker has been President of the University of Delaware in Newark, Delaware. From February 2000 through June 2007, Dr. Harker was Dean of the Wharton School of the University of Pennsylvania and served as a Professor of Electrical and Systems Engineering in the University of Pennsylvania’s School of Engineering and Applied Science. From 2000 to 2010, Dr. Harker served as a Trustee of the Goldman Sachs Trust and Goldman Sachs Variable Trust. He also served as a Member of the Board of Managers of the Goldman Sachs Hedge Fund Partners Registered Fund LLC from 2004 through 2009. Since May 2009, Dr. Harker has served as a director for Pepco Holdings, Inc., a public utility holding company.

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The Board has concluded that Dr. Harker qualifies to serve as a director for the following reasons, among others: (1) his significant experience leading highly-respected educational institutions brings to the Board a well-respected leader with large-scale operational experience; (2) his experience with financial institutions and his strong background in capital markets provides the Board business and financial expertise; (3) his service on other boards provides him with experience in board oversight and insights learned from other companies; and (4) his background in engineering and applied science enables him to provide the Board technical expertise.

DR. MARY C. BECKERLE

Dr. Beckerle, age 60, has served as a director since May 2011. She serves as a member of our Governance Committee. Dr. Beckerle is an internationally recognized scientist who has served on numerous national scientific boards and committees, including the Advisory Committee to the Director of the U.S. National Institutes of Health. She currently serves on the Board of Directors of the American Association for Cancer Research. She is also a member of cancer policy and advisory boards at Harvard University, Georgetown University, the University of Pennsylvania, the National Center for Biological Sciences in Bangalore (India), and the Mechanobiology Institute of the National University of Singapore. Dr. Beckerle is a Distinguished Professor of Biology in the College of Science at the University of Utah, which she joined in 1986. Since 2006, Dr. Beckerle has served as Chief Executive Officer and Director of Huntsman Cancer Institute at the University of Utah. Dr. Beckerle served as President of the American Society for Cell Biology in 2006, held a Guggenheim Fellowship at the Curie Institute in Paris, and is an elected Fellow of the American Academy of Arts and Sciences. Dr. Beckerle has been named a National Association of Corporate Directors (NACD) Governance Fellow.

The Board has concluded that Dr. Beckerle should continue to serve as a director for the following reasons, among others: (1) her achievements and credentials in science and medical research enable her to provide the Board with a unique perspective and technical insights relevant to the chemical industry; (2) her international experience allows her to provide insights into challenges and opportunities related to our global business; (3) her extensive leadership, organizational planning, and management credentials enable her to offer practical insight with respect to our company’s operational and strategic initiatives; and (4) her academic and public policy experience provides a valuable perspective in areas related to corporate governance, compliance and talent management.

DIRECTOR COMPENSATION

Annual compensation for our non-employee directors is composed of cash and stock-based equity compensation. Directors who are also our officers or employees do not receive additional compensation for serving on the Board. Cash compensation paid to our non-employee directors consists of an annual retainer and a supplemental retainer for the chairs and members of Board committees. Stock-based equity compensation for 2014 consisted of awards granted under the Huntsman Stock Incentive Plan in the form of stock or stock units, at the election of each director.

The Board believes that compensation for non-employee directors should be competitive and should fairly compensate them for the time and skills devoted to serving us but, for independent directors, should not be so great as to compromise independence. With the assistance of Meridian Compensation Partners, LLC (“Meridian”), the Compensation Committee’s independent compensation consultant, the Compensation Committee periodically reviews our non-employee director compensation practices and compares them to the practices of our peers as well as against the practices of public company boards generally to ensure they are in line with market practices.

We also offer non-employee directors the opportunity to participate in the Huntsman Outside Directors Elective Deferral Plan. This is an unfunded nonqualified deferred compensation plan established primarily for the purpose of providing our non-employee directors with the ability to defer the receipt of director fees. For 2014, Drs. Beckerle and Harker were the only non-employee directors who elected to participate in this plan, and each elected to defer all 2014 fees. The investment choices available under this plan are identical to the investment choices available under our 401(k) and MPP plans, which are described in greater detail below under “Compensation Discussion and Analysis—Elements of Huntsman’s Executive Compensation Program—Other Elements of Compensation.” Benefits under the plan are payable in cash distributable either in a lump sum or in installments beginning 30 days after the director ceases to be a member of our Board.

Members of the Board may also participate in the Huntsman Director Matching Gift Program. Designed to demonstrate our commitment to worthy causes and to attract talented directors, our company will match charitable contributions made in cash up to a maximum of $10,000 per director per year for organizations located in the United States that are tax exempt pursuant to Section 501(c)(3) of the Internal Revenue Code.

The Board believes that our total director compensation package is competitive with the compensation offered by other companies and is fair and appropriate in light of the responsibilities and obligations of our non-employee directors.

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DIRECTOR COMPENSATION TABLE

The total 2014 compensation for our non-employee directors is shown in the following table:

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Nolan D. Archibald	$215,000	$135,000	$ 10,000	$360,000
Mary C. Beckerle	$145,000	$135,000	$ 10,000	$290,000
M. Anthony Burns	$195,000	$135,000	$ 10,000	$340,000
Patrick T. Harker	$185,000	$135,000	$ 10,000	$330,000
Jon M. Huntsman, Jr.	$135,000	$135,000	$330,000	$600,000
Robert J. Margetts	$145,000	$135,000	—	$280,000
Wayne A. Reaud	$175,000	$135,000	—	$310,000
Alvin V. Shoemaker	$165,000	$135,000	$ 10,000	$310,000

(1)     Jon M. Huntsman, our Executive Chairman, and Peter R. Huntsman, our CEO, served as directors of our company in 2014 but are not included in this table since they were also our employees during 2014. Jon M. Huntsman and Peter R. Huntsman did not receive any additional compensation in 2014 for their service as directors. Thus, their total compensation for service as executive officers of our company is shown in the Summary Compensation Table on page 35.

(2)     For 2014, non-employee directors received the following cash retainers:

Director	Annual Retainer	Audit Committee	Compensation Committee	Governance Committee	Litigation Committee	Lead Independent Director
Nolan D. Archibald	$135,000	—	$30,000*	—	—	$50,000
Mary C. Beckerle	$135,000	—	—	$10,000	—	—
M. Anthony Burns	$135,000	$50,000*	—	$10,000	—	—
Patrick T. Harker	$135,000	$20,000	—	$30,000*	—	—
Jon M. Huntsman, Jr.	$135,000	—	—	—	—	—
Robert J. Margetts	$135,000	—	—	$10,000	—	—
Wayne A. Reaud	$135,000	—	$10,000	—	$30,000*	—
Alvin V. Shoemaker	$135,000	$20,000	$10,000	—	—	—

*Includes an additional retainer for service as committee chair of $30,000 for the Audit Committee and $20,000 for each of the other committees.

Non-employee directors receive pro-rata amounts of the above fees for partial year service. All of our directors are reimbursed for reasonable out-of-pocket expenses incurred for attending meetings of the Board or its committees and for other reasonable expenses related to the performance of their duties as directors.

(3)     This column represents the aggregate grant date fair value of fully vested stock awards or stock unit awards granted in 2014, computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification, Topic 718 (“FASB ASC Topic 718”). Each director received a stock award or stock unit award of 6,362 shares based on the grant date fair value of $21.22. The shares underlying stock unit awards are deliverable upon termination of service. See “Note 21. Stock-Based Compensation Plan” to our consolidated financial statements in our 2014 Annual Report on Form 10-K for additional detail regarding assumptions underlying the value of these equity awards. The following table sets forth information regarding the stock-based equity compensation awards made to our non-employee directors during 2014:

As of December 31, 2014, the only non-employee directors with outstanding unvested stock awards or option awards were Messrs. Archibald, Reaud and Shoemaker, each of whom held 50,000 fully-vested stock option awards.

(4)     Messrs. Archibald, Burns and Shoemaker and Drs. Beckerle and Harker each donated to Section 501(c)(3) tax exempt organizations of their choice in 2014. On behalf of each of these directors, we matched their charitable contributions up to $10,000 through our Huntsman Director Matching Gift Program. In connection with his consulting relationship with our company as described under “Additional Information—Certain Relationships and Related Transactions—Transactions—Consulting Agreement,” we paid Gov. Jon M. Huntsman, Jr. $330,000 in consulting fees during 2014, which were paid in monthly installments of $27,500 each.

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PART 3	CORPORATE GOVERNANCE

The Board is committed to corporate governance principles and practices that facilitate the fulfillment of its fiduciary duties to stockholders and to our company. Key corporate governance principles observed by the Board and our company include:

70% of directors are independent and all members of our Audit, Compensation and Governance Committees are independent
Lead independent director, Nolan D. Archibald, chairs executive sessions of our independent directors at all regular meetings
Board to be declassified in stages with all directors elected annually beginning in 2017
Mandatory director retirement age (subject to certain exceptions)
Separation of the offices of Chairman and Chief Executive Officer
No super-majority stockholder voting requirements
Stock ownership guidelines for directors and executive officers
Policy prohibiting short sales and hedging of shares of our common stock by directors and executive officers
The Audit, Compensation and Governance committees have authority to retain outside, independent advisers and consultants
Board and its committees exercise oversight of risks we face in a global market, including operational, financial, strategic, competitive, reputational, legal and regulatory risks.

BOARD GOVERNANCE

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. During 2014, the Board met seven times, the non-management directors met in executive session four times and the independent directors met in executive session four times. During 2014, each director attended at least 75% of the aggregate of:

•        the total number of meetings of the Board; and

•        the total number of meetings held by all Board committees on which such person served.

BOARD LEADERSHIP STRUCTURE AND EXECUTIVE SESSIONS OF THE BOARD

According to our Bylaws, the Chairman of the Board is elected by all of the directors on the Board to preside at all meetings of the Board and stockholders. The Chairman of the Board is also required to make reports to the Board and the stockholders and to ensure that all orders and resolutions of the Board and any of its committees are carried into effect. Our Bylaws also allow the Board to elect an Executive Chairman. If elected, the Executive Chairman fills the role of Chairman of the Board and has other powers and duties including, among others, consulting on the strategic vision of our company, promoting Huntsman’s interest through his influence and global ties and serving as a facilitator for communication between our officers and the Board. In accordance with our Corporate Governance Guidelines, the Executive Chairman is also responsible for establishing the agenda for each Board meeting. At the beginning of the year, the Executive Chairman establishes a schedule of agenda subjects to be discussed during the year (to the degree this can be foreseen). Each Board member is also free to suggest the inclusion of additional items on the agenda and to raise subjects at any Board meeting that are not on the agenda for that meeting. Jon M. Huntsman is currently the Executive Chairman. As such, he also fills the role of Chairman of the Board.

In accordance with our Corporate Governance Guidelines, the Board has no policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. Our Bylaws expressly allow our Chairman of the Board to also serve as President or Chief Executive Officer, if so elected by the Board. Currently, the Chairman of the Board does not serve as President or Chief Executive Officer. The Board believes that this issue should be considered periodically as part of the succession planning process and that it is in the best interests of our company for the Board to make a determination regarding this issue each time it appoints a new Chief Executive Officer. Based on these principles, the Board may determine that it is appropriate in the future to combine the roles of Chairman of the Board and Chief Executive Officer.

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Our Bylaws also allow the Board to elect one or more Vice Chairmen to preside at Board and stockholder meetings and to perform such other duties as may be delegated by the Board, in either case in the absence of Chairman of the Board. The Board believes that it obtains effective additional Board leadership through the role of the Vice Chairman, which is currently filled by Mr. Archibald, who also serves as Lead Independent Director. As Lead Independent Director, Mr. Archibald communicates with management on issues relevant to the independent directors and provides leadership on matters where management may have a conflict of interest. In accordance with our Corporate Governance Guidelines, non-management directors meet in executive session without management at each regularly scheduled Board meeting, or more frequently as needed at the call of one or more of our non-management directors. Our Corporate Governance Guidelines also require that our independent directors meet in executive session at least once annually without those non-management directors who are not independent, or more frequently as needed at the call of one or more of our independent directors. Mr. Archibald, who serves as Vice Chairman of the Board and Lead Independent Director, chairs these sessions.

We believe that the appropriate Board leadership structure for our company varies depending on the circumstances facing the Board and our company at any given time. For example, we have revised the Board’s leadership structure in the past to address specific needs, such as the formation of a Litigation Committee (in November 2008) and the change of Jon M. Huntsman’s role from Chairman to Executive Chairman (in February 2009) in recognition of his ongoing strategic leadership at both a Board and an executive level. We believe that our current Board leadership structure efficiently addresses our company’s present needs and allows the Board to fulfill its role in exercising effective, independent oversight of our management on behalf of our stockholders. The Board further believes that we have in place effective structures, processes and arrangements to ensure that the work of the Board is completed in a manner that maintains the highest standards of corporate governance, independence and leadership, as well as continued accountability of management.

BOARD INDEPENDENCE

It is important to our company that investors have confidence that the individuals serving as independent directors on the Board do not have relationships with us that impair their independence. Under NYSE corporate governance rules, the Board must have a majority of independent directors. For a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with our company, either directly or as a partner, stockholder or officer of an organization that has a relationship with our company. To assist in making independence determinations, the Board has adopted independence criteria which can be found on our website at www.huntsman.com. Under these criteria, a director is not independent if:

•        The director is, or has been within the last three years, an employee of our company or an employee of any of our subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of our company.

•        The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of ours is not considered for purposes of this standard.

•        The (1) director or an immediate family member is a current partner of a firm that is our internal or external auditor; (2) director is a current employee of such a firm; (3) director has an immediate family member who is a current employee of such a firm and who personally works on our company’s audit; or (4) director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time

•        The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee.

•        The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues.

•     The director is an executive officer of any charitable or non-profit organization to which we have made, within the preceding three years, contributions in any single fiscal year that exceeded the greater of $1.0 million, or 2% of such charitable or non-profit organization’s consolidated gross revenues.

With the assistance of company legal counsel, the Governance Committee has reviewed the applicable legal and NYSE standards for independence, as well as our independence criteria. A summary of the answers to annual questionnaires completed by each of the directors and nominees for director and a report of transactions and relationships between each director and nominee for director, or any of his or her family members, and our company, senior management and independent registered public accounting firm have been made available to the Governance Committee.

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In conducting its independence review, the Governance Committee specifically considered the relationships discussed under “Additional Information—Certain Relationships and Related Transactions—Transactions.” The Governance Committee also considered Dr. Beckerle’s position as CEO of the Huntsman Cancer Institute, or the Institute. The Governance Committee took into account the fact that Jon M. Huntsman has no ownership of the Institute, which is part of the University of Utah, a public institution owned by the State of Utah. The Governance Committee further considered that beginning a number of years ago, the Huntsman Cancer Foundation, a 501(c)(3) charity whose purpose is to help fund the Institute, has made stipend payments of $100,000 annually to the CEO of the Institute. The Governance Committee took into account that Jon M. Huntsman is only one of four trustees of the Huntsman Cancer Foundation, and that our company has no financial relationship with either the Huntsman Cancer Foundation or the Institute other than purchasing seats at a table for $10,000 at an annual fundraiser for the Institute.

On the basis of its review, the Governance Committee delivered a report to the full Board, and the Board made its independence determinations based on the Governance Committee’s report and the supporting information. As a result of this review, the Board has determined that Messrs. Archibald, Burns, Reaud, Shoemaker, Sir Robert and Drs. Beckerle and Harker, who currently constitute a majority of the Board, are independent. These independent directors currently comprise, in full, the membership of the Audit, Compensation and Governance committees of the Board discussed below.

Jon M. Huntsman is not considered to be an independent director because he is employed by our company and is the father of Peter R. Huntsman, our CEO, and James H. Huntsman, our Division President, Advanced Materials. Peter R. Huntsman is not considered to be an independent director because he is employed by our company and is the son of Jon M. Huntsman, our Executive Chairman, and the brother of James H. Huntsman, our Division President, Advanced Materials. Gov. Jon M. Huntsman, Jr. is not considered to be an independent director because of his consulting relationship with our company as described under “Additional Information—Certain Relationships and Related Transactions—Transactions Consulting Agreement” and because he is the son of Jon M. Huntsman, our Executive Chairman, and the brother of Peter R. Huntsman, our CEO, and James H. Huntsman, our Division President, Advanced Materials.

COMMITTEES OF THE BOARD

The Board has Audit, Compensation, and Governance committees, each consisting of independent directors, structured as follows:

Director		Audit Committee	Compensation Committee	Governance Committee

Nolan D. Archibald
Dr. Mary C. Beckerle
M. Anthony Burns(1)
Dr. Patrick T. Harker(1)
Sir Robert J. Margetts
Wayne A. Reaud
Alvin V. Shoemaker(1)

Number of meetings in 2014		7	5	4

Chair	Member

(1) Designated as “audit committee financial expert” under SEC regulations

Each of these committees has a written charter approved by the Board. These charters are available on our website at www.huntsman.com. We will also furnish copies of the charters free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 500 Huntsman Way, Salt Lake City, Utah, 84108 or to CorporateSecretary@huntsman.com.

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Audit Committee

Duties
• Sole responsibility for the appointment, retention and termination of the independent registered public accounting firm
• Responsible for the compensation and oversight of the work of the independent registered public accounting firm
• Monitors our independent registered public accounting firm’s qualifications and independence
• Monitors the integrity of our financial statements
• Monitors the performance of our internal audit function and independent registered public accounting firm
• Monitors our compliance with legal and regulatory requirements applicable to financial and disclosure matters
• Monitors our enterprise-wide and financial risk exposures

Under the independence criteria that the Board has adopted, which can be found on our website at www.huntsman.com, a member of the Audit Committee will not be considered independent if:

•    The member receives directly or indirectly any consulting, advisory or other compensatory fee from us (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service);

•    An immediate family member of the member receives any consulting, advisory or other compensatory fee from us (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service);

•    An entity in which the member is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions, who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to us receives any consulting, advisory or other compensatory fee from us; or

•    The member is otherwise an affiliated person of our company.

Furthermore, under these independence standards, (1) each member of the Audit Committee must be financially literate, (2) at least one member of the Audit Committee must have accounting or related financial management expertise and qualify as an “audit committee financial expert” and (3) no member of the Audit Committee may simultaneously serve on the audit committees of more than two other public companies. For purposes of (2) above, the Board considers any Audit Committee member who satisfies the SEC’s definition of “audit committee financial expert” to have accounting or related financial management expertise.

The Board has determined that each member of the Audit Committee is independent as that term is defined by the listing standards of the NYSE and Rule 10A-3 promulgated under the Securities Exchange Act of 1934 and satisfies the additional independence criteria adopted by the Board and described above. The Board has also determined that each member of the Audit Committee, qualifies as an “audit committee financial expert” as defined by the regulations of the SEC. No member of the Audit Committee serves on more than two other public company audit committees.

Compensation Committee

Duties
• Supports the Board in fulfilling its oversight responsibilities relating to senior management and director compensation
• Reviews, evaluates and approves our compensation programs, policies and plans including annual incentive compensation, equity-based compensation and compensation agreements*
• Review and approves compensation for our corporate and executive officers and their family members who are employees, and reviews and recommends compensation for our directors*
• Carries out its responsibilities under applicable securities laws and regulations relating to our proxy statement for the annual meeting of stockholders or other applicable report or filing
• Performs such other functions as the Board may assign from time to time

* Please see “Compensation Discussion and Analysis—How Executive Compensation is Determined” for additional information on the Compensation Committee’s processes and procedures for the consideration and determination of executive officer and director compensation.

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The Compensation Committee’s charter permits the Compensation Committee to form and delegate some or all of its authority to subcommittees when it deems appropriate. In particular, the Compensation Committee may delegate the approval of both cash and equity award grants and other responsibilities regarding the administration of compensatory programs to a subcommittee consisting solely of members of the Compensation Committee who are non-employee directors or outside directors, or in some limited circumstances, to management.

The Compensation Committee typically meets at least four times each year to address various compensation issues and processes. Our CEO does not have the ability to call Compensation Committee meetings, but generally attends Compensation Committee meetings at the Compensation Committee’s request to answer questions and provide input regarding the performance of our executive officers. However, the CEO is not present while decisions regarding his compensation are made. In addition, each Compensation Committee meeting includes an executive session without members of management present. The Compensation Committee regularly reports to the full Board regarding executive compensation matters.

Nominating and Corporate Governance Committee

Duties
• Ensures that our corporate governance system performs well
• Reviews and assesses the adequacy of our Corporate Governance Guidelines annually
• Monitors director independence
• Manages the Board’s annual director evaluation process
• Assesses the appropriate balance of skills, characteristics and perspectives required for an effective Board
• Identifies, screens and recommends qualified director candidates
• Periodically reassesses the adequacy of the Board’s size
• Oversees succession planning for our CEO
• Oversees our corporate compliance program

Litigation Committee

In addition to the independent committees described above, the Board also has a Litigation Committee. The Litigation Committee assists the Board by reviewing and assessing current and potential litigation and areas of legal exposure in which our company is or could be involved and making recommendations to the Board regarding legal matters. The members of the Litigation Committee are Wayne A. Reaud, who serves as the committee’s Chair, Jon M. Huntsman and Peter R. Huntsman. The Litigation Committee generally meets quarterly in connection with our regularly scheduled Board meetings.

BOARD ROLE IN RISK OVERSIGHT

It is management’s responsibility to assess and manage the various risks our company faces. It is the Board’s responsibility to oversee management in this effort. The Audit Committee is responsible for administering the Board’s oversight function, and seeks to understand our company’s risk philosophy by having discussions with management to establish a mutual understanding of our company’s overall appetite for risk. In exercising its oversight, the Audit Committee strives to effectively oversee our company’s enterprise-wide and financial risk management in a way that balances managing risks while enhancing the long-term value of our company for the benefit of our stockholders. The Board understands that its focus on effective risk oversight is critical to setting our company’s tone and culture towards effective risk management.

The Audit Committee maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages our company’s most significant risk exposures. The Audit Committee receives regular presentations from management of our businesses and functions about significant risks the respective business or function faces to assist the Audit Committee in evaluating Huntsman’s risk assessment and risk management policies and practices.

In addition, each of our other committees assesses risks related to such committee’s oversight activities. For example, our Litigation Committee assesses risk from litigation and areas of legal exposure to which our company is or could be subject and makes recommendations to the Board regarding those matters. We believe that the oversight function of the Board and these committees combined with its active dialogue with management about effective risk management provides our company with the appropriate framework to help ensure effective risk oversight.

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DIRECTOR ATTENDANCE AT THE ANNUAL MEETING OF STOCKHOLDERS

We believe that there are benefits to having members of the Board attend our annual meetings of stockholders. From time to time, however, a member of the Board might have a compelling and legitimate reason for not attending an annual meeting. As a result, the Board has decided that director attendance at our annual meetings of stockholders should be strongly encouraged, but not required. All of our directors attended the 2014 annual meeting in person.

DIRECTOR QUALIFICATION STANDARDS AND DIVERSITY

The Governance Committee’s minimum qualifications and specific qualities and skills required for directors are set forth in Section 1 of our Corporate Governance Guidelines, which are available on our website at www.huntsman.com. These Guidelines require that a majority of directors on the Board meet the criteria for independence required by the NYSE, and that each director functions consistent with the highest level of professional ethics and integrity. Each of our directors is expected to devote sufficient time and effort to learn the business of our company and the Board, to use his or her own unique skills and experiences to provide independent oversight to our business, to participate in a constructive and collegial manner, to exhibit a high level of commitment to our company and to exhibit independent thought and judgment. Although we do not have a separate diversity policy relating to the identification and evaluation of nominees for director, our Corporate Governance Guidelines require that the Governance Committee consider each candidate’s background, ability, judgment, skills and experience in the context of the needs of the Board when evaluating director nominees. The Governance Committee believes it is important for Board members to possess skills and knowledge in the areas of leadership of large, complex organizations, finance, strategic planning, legal, government relations and relevant industries, especially the chemical industry. These considerations help the Board as a whole to have the appropriate mix of characteristics, skills and experiences for optimal functioning in its oversight of our company. As part of its periodic self-assessment process, the Governance Committee annually reviews and evaluates its performance, including the overall composition of the Board and the criteria that it uses for selecting nominees.

DIRECTOR NOMINATION PROCESS

The Governance Committee identifies director candidates through a variety of means, including recommendations from other Board members and management. From time to time, the Governance Committee may use third-party search consultants to identify director candidates. The Governance Committee also welcomes stockholder recommendations for candidates for the Board. All stockholder recommendations must comply with the notice requirements contained in Section 2.8 of our Bylaws, which require, among other things, detailed information concerning the stockholder making the proposal (and the beneficial owner on whose behalf the proposal is made, if any), the name and address of the stockholder and specific information concerning such stockholder’s interests in our company’s securities, including derivative instruments. In addition, the notice must include the recommended candidate’s name, biographical data, qualifications, details regarding any material monetary agreements between the stockholder and the proposed nominee, and a written questionnaire completed by the proposed nominee. Our Bylaws are available on our website at www.huntsman.com in the “Investor Relations” section. We will also furnish copies of our Bylaws free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 500 Huntsman Way, Salt Lake City, Utah, 84108 or to CorporateSecretary@huntsman.com. For additional information about stockholder nominations, including nominations for the 2016 annual meeting of stockholders, see “Stockholder Proposals and Director Nominations for the 2016 Annual Meeting.”

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From time to time, the Governance Committee may request additional information from the nominee or the stockholder. The Governance Committee uses the same process to screen all potential candidates, regardless of the source of the recommendation. The Governance Committee determines whether the candidate meets our minimum qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate. Except as described under “Stockholder Proposals and Director Nominations for the 2016 Annual Meeting,” the procedures set forth in Section 2.8 of our Bylaws are the exclusive means for a stockholder to make director nominations or submit other proposals before an annual or special meeting of the stockholders.

STOCKHOLDER COMMUNICATIONS POLICY

Stockholders and other interested parties may communicate directly and confidentially with the Board, the non-management directors, the independent directors or the Lead Independent Director by sending a letter addressed to the intended recipients, c/o Corporate Secretary, Huntsman Corporation, 500 Huntsman Way, Salt Lake City, Utah 84108 or by sending an e-mail specifying the intended recipients to CorporateSecretary@huntsman.com. The Corporate Secretary will review such communications and, if appropriate, forward them only to the intended recipients. Communications that do not relate to the responsibilities of the intended recipients as directors of Huntsman (such as communications that are commercial or frivolous in nature) will not be forwarded. In addition, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will not be forwarded. A copy of our Stockholder Communications Policy is available on our website at www.huntsman.com.

CORPORATE GOVERNANCE GUIDELINES

The Board has adopted Corporate Governance Guidelines, and the Governance Committee is responsible for implementing the guidelines and making recommendations to the Board concerning corporate governance matters. The guidelines are available on our website at www.huntsman.com. We will also furnish copies of the guidelines free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 500 Huntsman Way, Salt Lake City, Utah, 84108 or to CorporateSecretary@huntsman.com.

Among other matters, the guidelines provide for the following:

•    membership on the Board is made up of a majority of independent directors who, at a minimum, meet the criteria for independence required by the NYSE;

•    each regularly scheduled Board meeting includes an executive session of the non-management directors;

•    the independent directors will meet in executive session at least once annually;

•    the Board and its committees each conduct an annual self-evaluation;

•    non-management directors are not permitted to serve as a director for more than three other public companies;

•    our Chief Executive Officer is not permitted to serve as a director for more than two other public companies;

•    directors are expected to attend all meetings of the Board and of the committees of which they are members;

•    directors not also serving as executive officers are required to offer their resignation effective at the next annual meeting of stockholders upon reaching their 75th birthday (subject to certain exceptions);

•    directors are required to offer their resignation upon a change in their principal occupation;

•    directors should function consistent with the highest level of professional ethics and integrity; and

•    to effectively discharge their oversight duties, directors have full and free access to our officers and employees.

Despite Mr. Shoemaker already having reached his 75th birthday, the Board determined that due to his important continued contributions to the Board and the difficulty of finding a comparable replacement, Mr. Shoemaker should be nominated to serve for an additional one year term ending in 2016.

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FINANCIAL CODE OF ETHICS AND BUSINESS CONDUCT GUIDELINES

The Board has adopted a Financial Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer or Controller. Among other matters, this code is designed to promote:

•    honest and ethical conduct;

•    avoidance of conflicts of interest;

•    full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;

•    compliance with applicable governmental laws and regulations and stock exchange rules;

•    prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•    accountability for adherence to the code.

In addition, the Board has adopted Business Conduct Guidelines. The Board requires all directors, officers and employees to adhere to these guidelines in addressing the legal and ethical issues encountered in conducting their work. The Financial Code of Ethics and Business Conduct Guidelines are available on our website at www.huntsman.com. We will also furnish copies of the Financial Code of Ethics and Business Conduct Guidelines free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 500 Huntsman Way, Salt Lake City, Utah, 84108 or to CorporateSecretary@huntsman.com. We intend to disclose any amendments to, or waivers from, our code of ethics on our website.

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PART 4	COMPENSATION DISCUSSION AND ANALYSIS

PLEASE VOTE TO APPROVE OUR SAY-ON-PAY PROPOSAL

At the 2015 Annual Meeting, our stockholders will again have an opportunity to cast an advisory say-on-pay vote on the compensation paid to our named executive officers. We ask that our stockholders vote to approve executive officer compensation. Please see “Proposal No. 2—Advisory Vote to Approve Named Executive Officer Compensation.”

In accordance with the preference expressed by our stockholders at the 2011 annual meeting, we continue to hold annual advisory votes on executive compensation. Stockholders are given an opportunity to cast an advisory vote on the frequency of future say-on-pay votes every six years, with the next opportunity occurring in connection with our annual meeting in 2017.

This Compensation Discussion and Analysis, or CD&A, provides information regarding how we paid our executives in 2014, including the following named executive officers (our “NEOs”):

Name	Title
Jon M. Huntsman	Executive Chairman of the Board (our “Executive Chairman”)
Peter R. Huntsman	President and Chief Executive Officer (our “CEO”)
J. Kimo Esplin	Executive Vice President and Chief Financial Officer
Anthony P. Hankins	Division President, Polyurethanes and CEO—Asia Pacific
David M. Stryker	Executive Vice President, General Counsel and Secretary

COMPENSATION SUMMARY

What Makes Us Unique

Our Compensation Committee has established an executive compensation program for our executive officers, including our NEOs, taking into account the features of our company that make us unique:

• We grew as a family business and bear the name of our founder and Executive Chairman, Jon M. Huntsman

• We believe there is substantial value in our name, our history and the continued leadership of Jon M. Huntsman and Peter R. Huntsman, who has served as our CEO since 2000; their different leadership roles reflect their unique contributions

• We operate five distinct global divisions, and the presidents of these divisions are held accountable for both operating and financial performance, with our CEO fulfilling many of the duties of a chief operating officer; we believe this approach places additional responsibilities on our CEO and our Division Presidents as compared to many of our peers

• In our business sector, the financial measures most important to our investors are adjusted EBITDA and free cash flow and we compensate our executive officers accordingly
• We maintain a close dialogue with our long-term investors regarding our business strategy, and we focus on long-term value creation for both our stockholders and debt holders

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Performance Highlights in 2014

As described in more detail throughout this CD&A, one of the primary objectives of our executive compensation program is to align our executive officers’ pay with our performance. 2014 was another successful year for our company. Specific performance highlights in 2014 include the following:

• Corporate adjusted EBITDA, the primary metric by which we believe our stockholders measure the financial performance of our company, was $1,340 million
• Corporate net operating cash flow, which is also an important measure of the financial performance of our company and has a significant impact on our liquidity, was $460.7 million
• Shared services fixed costs, which is used to evaluate the ability of shared corporate departments to beat budgetary estimates, was $343.7 million
• Completion of the significant strategic acquisition of Rockwood Holdings’ Performance Additives and Titanium Dioxide businesses (the “Rockwood Acquisition”)
• Annualized total stockholder return (“TSR”) of 25% from 2010 to 2014, which exceeded both the S&P 500 Index and the S&P 500 Chemicals Index averages

How We Paid for Performance in 2014

For 2014, the Compensation Committee designed our executive compensation program so that a significant majority of each officer’s total target direct compensation was in the form of performance-based incentive compensation. On average, 74% of the 2014 total target direct compensation of our NEOs was at risk, tied to specific annual performance metrics and the performance of our common stock.

Mix of Total Target Direct Compensation in 2014(1)

(1)   “Total target direct compensation” consists of (i) annual base salary, (ii) the target annual cash performance award opportunity for 2014, and (iii) the aggregate grant date fair value of long-term equity incentive awards granted in the form of stock options and restricted stock. The amounts actually realized by our NEOs with respect to the annual cash performance awards and long-term equity incentive awards granted in 2014 depend, as applicable, on the level of attainment of the relevant performance goals and the value of our common stock when the awards vest or are exercised.

Based on our solid performance in 2014, during which all financial targets set for our annual cash performance awards were met or nearly met, the annual cash performance awards paid to our NEOs for 2014 were near or above their respective target award levels, thus aligning their pay with our overall performance for the year.

The following demonstrates the alignment of our CEO’s total direct compensation to our performance in adjusted EBITDA and in adjusted EBITDA excluding our Pigments business over the last five years (we call our other business divisions together our “differentiated businesses”). While we continue to compensate our executive officers based on the performance of our company as a whole, we believe that our executive officers are more directly able to influence the results of our differentiated businesses. Given the cyclicality and volatility of the Pigments business, which we may ultimately separate from our differentiated businesses, the below chart also demonstrates the impact our executive officers have had on our differentiated businesses.

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5-year Adjusted EBITDA vs. CEO Total Direct Compensation(1)

(1)   “Total direct compensation” consists of (i) annual base salary, (ii) the annual cash performance award paid for 2014, and (iii) the aggregate grant date fair value of long-term equity incentive awards granted in the form of stock options and restricted stock. See “Executive Compensation—Summary Compensation Table” for total compensation paid to our CEO and other NEOs.

We believe our executive compensation program has created stockholder value over the long-term. Our average annual total return of 25.2% over the last five years exceeds the Standard & Poor 500 Stock Index (“S&P 500”) average annual return of 15.9% and the Standard & Poor Chemicals Index (“S&P 500 Chemicals”) average annual return of 17.4%. The cumulative stockholder returns, assuming reinvestment of dividends, on $100 invested on December 31, 2009 are illustrated in the graph below.

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

While we believe our compensation programs in 2014 were effective in implementing our primary compensation objectives, the Compensation Committee determined to make certain changes to our compensation program for 2015 as highlighted below to further strengthen the alignment between our pay and performance.

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Our Response to Say-On-Pay and Stockholder Outreach

At our 2014 annual meeting, approximately 75% of the total votes cast (excluding abstentions) were in favor of our say-on-pay proposal. In determining executive compensation for 2015, the Compensation Committee considered the results of the 2014 say-on-pay vote. The Compensation Committee also instructed management to engage with a number of our stockholders to discuss topics relevant to our compensation practices. The following changes to our compensation practices are being made directly in response to this feedback and the say-on-pay voting results:

Feedback Received	Our Response	When Effective
We were encouraged to tie an even larger portion of executive compensation to objective performance measures

Added an umbrella bonus pool to cap aggregate payout under our annual incentive program according to performance in adjusted EBITDA

Instituted grants of performance share units that vest upon the achievement of relative TSR milestones

Modified the Executive Chairman’s annual incentive award opportunity so that an increased portion (80%) is tied to the achievement of financial metrics

Fiscal year 2015
We were encouraged to implement a clawback policy	Adopted an executive compensation clawback policy, which applies to all Section 16 officers	September 2014
We were encouraged to provide a clearer explanation of how all elements of compensation are set	Enhanced proxy statement disclosure and presentation, specifically in the Compensation Discussion and Analysis	2015 proxy statement

OBJECTIVES OF HUNTSMAN’S EXECUTIVE COMPENSATION PROGRAM

The primary objective of our overall executive compensation program is to create stockholder value. In support of this objective, our executive compensation program is designed to: (i) align pay with performance; (ii) attract, motivate and retain executives critical to our long-term success by providing a competitive compensation structure; (iii) align our executives’ interests with those of our stockholders; and (iv) discourage excessive risk-taking. The chart below indicates the key features of our executive compensation program and how they align with our objectives.

Compensation Feature	Aligns Pay With Performance	Supports a Competitive Compensation Structure	Aligns Executives and Stockholders’ Interests	Encourages Long-Term Focus	Balances Short-Term and Long-Term Risk-Taking
Salary
Annual Cash Performance Award
Restricted Stock Award
Stock Option Award
Performance Share Units (starting in 2015)
Perquisites
Health Benefits, Retirement Plans and Severance Arrangements
Compensation-related policies: • Clawback Policy • Stock Ownership Guidelines • Insider Trading/Anti-Hedging Policy

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ELEMENTS OF HUNTSMAN’S EXECUTIVE COMPENSATION PROGRAM

Below provide additional information about the direct and other elements of our executive compensation program and indicate how these elements align with our compensation objectives.

Total Direct Compensation

We provide our executive officers with a mixture of pay that reflects our belief that executive officers should have elements of their compensation tied to both short- and long-term performance. The Compensation Committee strives to align the relative proportion of each element of total direct compensation with the competitive market and our objectives, as well as to preserve the flexibility to respond to the continually changing global environment in which we operate. Generally, as employees move to higher levels of responsibility with greater ability to influence our financial results, the percentage of performance-based pay will increase. Total direct compensation received by our NEOs comprises the following elements:

Compensation Element		Description and Purpose of the Element
Annual Cash Compensation	Base Salary

Designed to be a fixed portion of total compensation, an executive officer’s base salary generally reflects the officer’s responsibilities, tenure, job performance, special circumstances (such as overseas assignments) and the market for the executive’s services.

Annual Cash Performance Award

Payment of the award depends on performance against predetermined goals and a subjective evaluation of individual performance including success in areas significant to us as a whole or to a particular business unit or function.

Long-Term Equity-Based Compensation	Restricted Stock

Supports a long-term focus by executives, as their value is tied to the value of our common stock over time. Also provides a strong retention incentive by vesting over a three-year period.

For 2014, represents 50% of equity-based compensation for our NEOs, other than for our Executive Chairman (who received 100% of his long-term incentive pay in the form of restricted stock).

Stock Options

The ten-year exercise period of options creates a long-term interest in maximizing stock price appreciation and discourages profit-taking by executives in the short term. Also provides a strong retention incentive by vesting over a three-year period.

Unlike other awards, their value as an incentive typically continues long after their vesting period is over. For example, NEOs with options from our initial grant in 2005 recently exercised these options just prior to their expiration.

For 2014, represents 50% of equity-based compensation for our NEOs, other than for our Executive Chairman (who did not receive stock options).

Performance Share Units

Beginning in 2015, granted to focus executives on creating stockholder value by increasing TSR performance relative to peers over a three-year period.

Represents 30% of 2015 equity-based compensation for our executive officers.

A detailed discussion of the total target direct compensation awarded to our NEOs for 2014, and graphical illustrations of the proportionate amount of performance-based compensation for 2014, is set forth below in “—2014 Executive Compensation Decisions.”

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Other Elements of Compensation

In addition to the elements of total direct compensation described above, our executive compensation program includes other elements of compensation that are designed primarily to attract, motivate and retain executives critical to our long-term success and to provide a competitive compensation structure overall.

Element	Description and Purpose of the Element
Health and Welfare Benefits

We provide our NEOs with health and welfare benefits that are intended to be part of a competitive total compensation package with benefits comparable to those provided to employees and executives at other companies in the chemical industry and the general market. Our NEOs participate in our health and welfare programs on the same basis as our other employees.

Retirement and Savings Plans

We provide our NEOs with retirement and savings plan benefits that are intended to be part of a competitive total compensation package with benefits comparable to those provided to employees and executives at other companies in the chemical industry and the general market.

We provide certain defined benefit pension plans, including the Huntsman Pension Plan (a tax-qualified pension plan) and the Huntsman Supplemental Executive Retirement Plan (a nonqualified supplemental pension plan for executives who exceed the qualified plan limitations) to eligible employees. In addition, we provide the Huntsman Pension Scheme to our U.K. employees in the Polyurethanes segment, such as Mr. Hankins. Employees in foreign jurisdictions participate in the retirement and savings plans mandated by applicable law. We also provide executive officers the opportunity to participate in up to four defined contribution savings plans: a salary deferral plan (the “401(k) Plan”); a supplemental savings plan (the “Supplemental Savings Plan”); a money purchase pension plan (the “MPP”); and a supplemental executive money purchase pension plan (the “SEMPP”).

For an explanation of the major features of our retirement and savings plans, see “Executive Compensation—Pension Benefits in 2014” and “—Nonqualified Deferred Compensation in 2014.”

Perquisites

We provide additional compensation to our NEOs in the form of perquisites for the convenience of executives in meeting the demands of their positions comparable to those provided to executives at other companies in the chemical industry and the general market. The Compensation Committee reviews our policies with respect to perquisites and considers whether and to what extent it may be appropriate for our NEOs to reimburse our company for perquisites.

For a description of these perquisites and the amounts paid to our NEOs in 2014, see “Executive Compensation—Summary Compensation Table” and “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2014.”

Severance Arrangements

We provide payments and benefits to our executive officers upon certain severance events through the Huntsman Executive Severance Plan (the “Executive Severance Plan”), business segment severance plans, and through individual severance agreements in order to attract and retain executive talent necessary for our business. We have entered into individual severance arrangements with Jon M. Huntsman and Peter R. Huntsman (the “Severance Agreements”). These arrangements are designed to provide protection to our executive officers who are primarily tasked with the management of our overall operations and business strategy and we believe these arrangements are on market terms.

For a description of these arrangements, see “Executive Compensation—Potential Payments upon Termination or Change of Control.”

Special Project Bonuses

In appropriate circumstances, we provide project bonuses to reward successful completion of strategic objectives, which may include both acquisitions and divestitures of businesses and the implementation of cost reduction and restructuring plans. These bonuses are intended to be commensurate with the efforts of the executives and the benefits to our Company. Given that any project bonuses are customarily related to special initiatives, we do not consider these bonuses a part of total direct compensation.

For a description of bonuses paid in 2014 to certain NEOs, see “—2014 Executive Compensation Decisions—Special Project Bonuses.”

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2014 EXECUTIVE COMPENSATION DECISIONS

Total Target Direct Compensation

The charts below illustrate the amount of total target direct compensation for 2014 allocated to each component for the Executive Chairman, the CEO and the other NEOs and highlight the amount of total target direct compensation at risk.  We structure the compensation of our Executive Chairman and CEO to provide a total compensation package toward the higher end of the competitive range for executives holding comparable positions in light of their unique and indispensable roles, which are described in greater detail below. We structure the compensation of our other executives to provide a total compensation package that, at expected levels of performance, is similar to the total compensation package provided to executives holding comparable positions or having similar qualifications at comparable companies.

The amounts actually realized by these executive officers with respect to the annual cash performance awards and long-term equity incentive awards granted in 2014 depend, as applicable, on the level of attainment of the relevant performance goals and the value of our common stock when the awards vest or are exercised.

This mix of pay elements represents our belief that the executive officers should have elements of their compensation tied to both short- and long-term objectives. The Compensation Committee’s decisions regarding the mix of pay reflects our compensation philosophy, market reference data provided by Meridian and each officer’s role in achieving our strategic objectives.

Compensation for Our Executive Chairman and Our CEO

Our company has the unique opportunity to be led by both our CEO, Peter R. Huntsman, and our founder and Executive Chairman, Jon M. Huntsman. Each plays a unique and indispensable role in the success of our company, and we believe the company benefits significantly from its association with the Huntsman family and their philanthropic efforts, led by Jon M. Huntsman.  This association is widely perceived as fostering sustainability, increasing employee morale and enhancing general name awareness.

As CEO, Peter R. Huntsman leads our company, develops our vision and strategy, oversees implementation of our strategy as well as our operations and business divisions, and is responsible for ensuring the long-term success of our company. To align Peter R. Huntsman’s role with his compensation, we provide a significant portion of his compensation in the form of equity-based incentives tied to the long-term performance of our common stock. Peter R. Huntsman also fulfills many of the duties of a chief operating officer for our company.

In addition to supporting the CEO in the execution of his duties, especially the development of our vision and strategy, Jon M. Huntsman’s role is to act as an ambassador for our company and as its principal strategic adviser, and thus his compensation has historically been weighted more heavily towards cash awards to encourage specific actions in the applicable period, such as promoting the company’s brand, mentoring senior executives and new board directors, developing and maintaining key relationships and exploring strategic opportunities. In addition, the Compensation Committee has historically granted Jon M. Huntsman a relatively lower proportion of his total target direct compensation in equity in consideration of his existing substantial ownership stake in the Company.

In direct response to stockholder feedback, the Compensation Committee made changes to Jon M. Huntsman’s compensation for 2015. These changes include altering the mix of his equity-based grants to include performance share units and stock options in addition to restricted stock. The Compensation Committee also increased the portion of his annual cash performance award tied to the achievement of financial goals from 50% to 80% to align with the way we compensate our other NEOs.

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2014 BASE SALARY CHANGES

Officer	2013	2014(1)	% Increase
Jon M. Huntsman	$1,200,000	$1,325,000	10.4%
Peter R. Huntsman	$1,600,000	$1,600,000	n/a
J. Kimo Esplin	$ 610,100	$ 650,000	6.5%
Anthony P. Hankins	$ 795,700	$ 819,600	3.0%
David M. Stryker	$ 465,000	$ 479,000	3.0%

(1) Changes in base salary rate are effective as of April 1 of the applicable year.

Jon M. Huntsman received an increase after receiving no base salary increase for the previous three years, which increase the Compensation Committee determined was appropriate to competitively position his salary relative to market levels. The Compensation Committee determined that the base salary of Peter R. Huntsman remained competitively positioned relative to market levels and, as a result, elected not to increase his salary in 2014. Mr. Esplin received an increase in base salary for 2014 to competitively position his salary relative to market levels. Messrs. Hankins and Stryker received modest increases to their base salary rates consistent with the salary adjustments provided to our employee population generally; however, Mr. Hankins’ base salary remains higher than that of comparable positions within our peer group to reflect the added responsibilities of his role as CEO—Asia Pacific and his responsibility for both operational and financial performance of our Polyurethanes division.

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2014 ANNUAL CASH INCENTIVE PLAN

Our annual cash incentive plan is designed to reward our executive officers for achievement of annual performance goals set by the Compensation Committee. The Compensation Committee selects performance measures that are important to our operations and that contribute to the creation of stockholder value.

2014 Annual Cash Incentive Plan Design. Our annual cash incentive compensation program provides for target annual cash performance awards to the NEOs (other than the Executive Chairman) set as a percentage of their base salaries. The following table summarizes the target and maximum annual cash performance award opportunities, performance measures and corresponding weightings for each of our NEOs for 2014.

Officer	Target Incentive Award	Target % of Base Salary	Maximum Incentive Award	Performance Measures	Weightings
Jon M. Huntsman	n/a	n/a	$7,500,000	Corporate adjusted EBITDA	25%
				Corporate net operating cash flow	25%
				Achievement of strategic objectives	50%
Peter R. Huntsman	$2,240,000	140%	$4,480,000	Corporate adjusted EBITDA	60%
				Corporate net operating cash flow, debt reduction and compliance	20%
				Individual performance	20%
J. Kimo Esplin	$ 390,000	60%	$ 780,000	Corporate adjusted EBITDA	30%
				Corporate net operating cash flow	20%
				Shared services fixed costs	20%
				Environmental, health & safety (EH&S) compliance	20%
				Individual performance	10%
Anthony P. Hankins	$ 491,760	60%	$ 983,520	Corporate adjusted EBITDA	20%
				Polyurethanes adjusted EBITDA	30%
				Corporate net operating cash flow	10%
				Polyurethanes net operating cash flow	10%
				EH&S compliance	20%
				Individual performance	10%
David M. Stryker	$ 335,300	70%	$ 670,600	Corporate adjusted EBITDA	30%
				Corporate net operating cash flow	20%
				Shared services fixed costs	20%
				EH&S compliance	20%
				Individual performance	10%

The target and maximum cash performance award amounts for NEOs were set to generally align with competitive levels relative to comparable executive positions at our Proxy Peers and other chemical and general industrial companies. The Compensation Committee assigns different weightings for each NEO in order to align annual incentives with the performance measures most relevant to each officer’s role and most within the particular officer’s control. Mr. Stryker’s target award percentage was higher than Messrs. Esplin and Hankins in 2014 as part of a competitive compensation package offered to him when he was hired in 2013. Potential payout of individual annual cash performance awards depends upon both company performance and individual contributions to our success.

The annual cash performance award for the Executive Chairman is capped at a maximum possible incentive award opportunity and is based on the achievement of two equally weighted objective performance measures:  (i) financial goals, consisting of corporate adjusted EBITDA and corporate net operating cash flow; and (ii) strategic objectives established by the Compensation Committee. Because there are many demands on the Executive Chairman’s time, the setting of strategic objectives was intended to incentivize him in relation to how much of his time was given directly to events and meetings of strategic value to our company. The strategic objectives include overseeing the governance and other activities of the Board; contributing to the development and execution of our strategic plan; supporting the development of our executive leadership team; representing the company in dealings with stockholders, customers and suppliers, at industry activities, and with other stakeholders and interested parties; and promoting our mission and values.

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For 2015, the Compensation Committee modified the Executive Chairman’s annual cash performance award performance and payout criteria to be similar to that of other NEOs. Specifically, the Compensation Committee modified his award opportunity so that an increased portion (80%) of the award is tied to the achievement of financial metrics. This change was made both in response to specific feedback from our stockholders and the Compensation Committee’s determination that a consistent approach to the annual incentive program among senior executives was preferable. As a result, while previously we reviewed the specific actions taken by the Executive Chairman to support our business objectives during the year, now he is rewarded by the effect these actions ultimately have on our financial results.

2014 Performance Measures and Performance Goals.  For 2014, the Compensation Committee selected the following performance measures for the annual cash incentive plan:

Performance Metric	What It Is	Why We Use It
Corporate and divisional adjusted EBITDA(1)	An indicator of general economic performance that is not affected by debt restructurings, fluctuations in interest rates or effective tax rates, or levels of depreciation and amortization	Primary measure by which our stockholders measure our financial performance, thus aligning the interests of management with the interests of our stockholders
Corporate and divisional net operating cash flow	An indicator of the amount of cash generated by our operations before strategic considerations including restructuring, acquisitions, joint ventures, incurrence of indebtedness and pension funding

Our strategic goal of maintaining adequate liquidity is directly impacted by net operating cash flow, which we use instead of free cash flow due to our desire to encourage our executive officers to make strategic decisions

Shared services fixed costs	A measure of whether all departments shared at a corporate level by all of our businesses meet, exceed or fall short on yearly budget projections	Controlling costs at a corporate level continues to be an important strategic objective for our company

EH&S compliance	A measure of compliance with environmental performance and injury reduction objectives	Discourages risk-taking for short-term profits to the detriment of the long-term health of our company

(1)   Corporate adjusted EBITDA is calculated by eliminating the following from EBITDA: acquisition and integration expenses and purchase accounting adjustments; loss on initial consolidation of subsidiaries; EBITDA from discontinued operations; gain or loss on disposition of businesses/assets; loss on early extinguishment of debt; extraordinary gain on the acquisition of a business; certain legal settlements and related expenses; amortization of pension and postretirement actuarial losses; and restructuring, impairment, plant closing and transition cost.

The Compensation Committee also established threshold, target and maximum performance goals for each of the financial performance measures relevant to our NEOs as follows:

2014 (in millions)
Performance Measure	Threshold Goal (75% of Target)	Target Goal (100% of Target)	Maximum Goal (112.5% of Target)
Corporate adjusted EBITDA	$1,040.3	$1,386.7	$1,560.4
Corporate net operating cash flow	$ 310.5	$ 414.0	$ 465.8
Polyurethanes adjusted EBITDA	$ 591.0	$ 788.0	$ 886.5
Polyurethanes net operating cash flow	$ 428.3	$ 571.0	$ 642.4
Performance Measure	Threshold Goal (96% of target)	Target Goal (100% of target)	Maximum Goal (104% of target)
Reduction in shared services fixed costs	$ 368.8	$ 354.6	$ 340.4

If we achieve corporate adjusted EBITDA of less than 85% of target, the payout for all other components is capped at target. If corporate adjusted EBITDA is less than 75% of target, then payment of any other component of the award would be at the discretion of our CEO and the Compensation Committee. The Compensation Committee believes that requiring a minimum adjusted EBITDA threshold be met to receive any payment with respect to the annual cash performance awards both aligns executives’ interests with those of stockholders and prevents excessive annual cash performance award payments in times when our financial performance fails to meet our expectations.

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2014 Financial Performance.  The 2014 targets were designed to require significant effort to achieve, yet to be realistic enough to incentivize our executive officers’ performance. For 2014, actual performance and performance as a percentage of targets were as follows:

Performance Criteria	2014 Performance (In Millions)	% of Target
Corporate adjusted EBITDA(1)	$1,363	98%
Corporate net operating cash flow	$ 461	111%
Polyurethanes adjusted EBITDA	$ 722	92%
Polyurethanes net operating cash flow	$ 493	86%
Shared services fixed costs	$ 344	103%

(1)   Differs from corporate adjusted EBITDA of $1,340 reported in our annual report on Form 10-K of because it excludes earnings from the Rockwood Acquisition and accounts for other adjustments.

For our CEO, the Compensation Committee awarded the amount tied to corporate net operating cash flow, debt reduction and compliance based only on achievement in corporate net operating cash flow.

2014 EH&S Compliance Performance.  For 2014, the Compensation Committee redesigned the compliance performance measure to focus on EH&S objectives and to exclude the measure related to compliance with the Sarbanes-Oxley Act of 2002 and corporate policies. The Compensation Committee decided to exclude the latter measure due to continued achievement of this objective and a desire to focus on other compliance metrics. The EH&S compliance objectives were as follows:

Performance Measure	How Measured	Weighting
Process safety objective	Company-wide achievement of process safety objectives by Messrs. Esplin and Stryker and divisional achievement by Mr. Hankins. Discretionary weighting for the CEO.	10%

Injury reduction objective	Company-wide achievement of corporate recordable safety by Messrs. Esplin and Stryker and divisional achievement by Mr. Hankins. Discretionary weighting for the CEO.	10%

For Messrs. Esplin and Stryker, these EH&S compliance objectives were achieved above target for process safety objectives and at target for corporate recordable safety achievement. Mr. Hankins performance was above target for process safety and below target for recordable safety achievement, in each case, for the Polyurethanes segment.

2014 Individual Performance.  The Compensation Committee recognized the CEO’s outstanding performance during 2014 in implementing and overseeing the execution of the long-term strategy of our company. The Compensation Committee noted the CEO’s leadership during the Rockwood Acquisition, meaningful improvements in the operating and financial performance of two historically under-performing divisions, Advanced Materials and Textile Effects, our company’s outstanding performance in achieving record levels of safety performance and the CEO’s implementation of a national leadership plan. After taking these points into consideration, the Compensation Committee awarded our CEO the full amount available for individual performance.

For our Executive Chairman, with regards to the strategic objectives discussed above, the Compensation Committee noted the number of meetings around the world with employees, current and potential strategic partners, key customers, governmental authorities and other valuable contacts initiated and/or attended by the Executive Chairman in 2014. The Compensation Committee also noted his media appearances and community outreach in the name of the Company. After taking these points into consideration, the Compensation Committee determined to award him 52% of the maximum amount available for the strategic objectives category. In the aggregate, Jon M. Huntsman was awarded a cash performance award equal to 61% of his maximum potential award amount, or $4,597,000 for 2014, which was 17% less than his 2013 cash performance award.

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2014 Annual Cash Performance Awards. Based on the results discussed above, the Compensation Committee awarded the following annual cash performance awards:

Officer	% of Target Incentive Award Earned	% of Maximum Incentive Award Earned	Incentive Award Earned
Jon M. Huntsman	n/a	61%	$4,597,000
Peter R. Huntsman	134%	67%	$2,999,079
J. Kimo Esplin	142%	71%	$ 553,116
Anthony P. Hankins	92%	46%	$ 452,707
David M. Stryker	142%	71%	$ 475,538

LONG-TERM EQUITY COMPENSATION

For 2014, the Compensation Committee targeted long-term equity compensation awards for the NEOs at levels intended to competitively position the total target direct compensation of the executive officers and to reflect the individual roles and contributions of our NEOs. The targeted award amount was converted to a number of shares based on the grant date fair value of the respective award, with 50% of the value allocated to restricted stock awards and 50% of the value allocated to stock option awards (except with respect to the Executive Chairman, who received only shares of restricted stock). The 2014 long-term equity incentive awards approved for the NEOs were as follows:

Officer	Stock Options	Restricted Stock	Total Shares
Jon M. Huntsman	—	112,064	112,064
Peter R. Huntsman	368,640	167,295	535,935
J. Kimo Esplin	67,497	30,631	98,128
Anthony P. Hankins	38,941	17,672	56,613
David M. Stryker	36,345	16,494	52,839

The restricted stock and stock option awards granted in 2014 are subject to a three-year ratable annual vesting schedule that requires service for a continuous three-year period to become fully vested. Additional details regarding these grants are provided under “Executive Compensation—Grants of Plan-Based Awards in 2014” below. None of the awards granted in 2014 provide for automatic accelerated vesting upon termination of employment and only Jon M. Huntsman’s 2014 award provides for accelerated vesting upon a change in control. See “Executive Compensation—Potential Payments upon Termination or Change in Control” below for more information.

For 2015, in addition to awards of stock options and time-based restricted stock, the Compensation Committee approved awards of performance share units that vest upon the achievement of relative TSR milestones, which account for 30% of long-term equity incentive pay for 2015. In addition, for 2015, Jon M. Huntsman received a grant with a mix of stock options (30% value), restricted stock (40% value) and performance share units (30% value). We made these changes in 2015 in response to stockholder feedback requesting an increased emphasis on equity-based grants tied to performance measures.

SPECIAL PROJECT BONUSES

Upon successful completion of the Rockwood Acquisition on October 1, 2014, the Compensation Committee awarded special project bonuses to (i) Mr. Esplin in the amount of $150,000 for his project leadership and financial oversight during the lengthy acquisition process; and (ii) to Mr. Stryker in the amount of $50,000 for his stewardship of the contractual process and successful resolution of certain international competition details.

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HOW WE DETERMINE EXECUTIVE COMPENSATION

Under the direction of the Compensation Committee and in coordination with our compensation consultant, Meridian, our CEO and our Senior Vice President, Global Human Resources coordinate the annual review of the executive compensation program. This review includes an evaluation of our performance, corporate goals and objectives relevant to compensation, and compensation payable under various circumstances, including upon retirement or a change of control. In making its decisions regarding each executive officer’s compensation, the Compensation Committee considers the nature and scope of all elements of the executive’s total compensation package, the executive’s responsibilities and his or her effectiveness in supporting our key strategic, operational and financial goals. This review includes an evaluation of each executive officer’s historical pay and career development, individual and corporate performance, competitive practices and trends and other compensation issues.

ROLES OF THE COMPENSATION COMMITTEE, EXECUTIVE MANAGEMENT AND THE COMPENSATION CONSULTANT

The Compensation Committee, executive management and Meridian each play a key role in the Compensation Committee’s annual review, evaluation and approval of our executive compensation programs.

Compensation Committee

•    Articulates our compensation philosophy, establishes our executive compensation program and implements policies and plans covering our executive officers.

•    Reviews, evaluates and approves the compensation structure and level for all of our executive officers.

•    Reviews each element of compensation annually for our Executive Chairman and our CEO and make recommendations for approval by the independent members of the Board (including those members who serve on the Compensation Committee).

•    Evaluates each executive officer’s performance, including through reports from other members of executive management (other than with respect to our CEO and our Executive Chairman) and, in many cases, makes personal observations in determining individual compensation decisions.

Executive Management

•    Our CEO articulates our strategic direction and works with the Compensation Committee to identify and set appropriate targets for executives officers (other than himself and the Executive Chairman).

•    Our CEO is assisted by our Senior Vice President, Global Human Resources, who provides advice on the design and development of our compensation programs, the interpretation of compensation data and the effects of adjustments and modifications to our compensation programs.

•    Our CEO and Senior Vice President, Global Human Resources make recommendations to the Compensation Committee regarding each element of compensation for each of our executive officers (other than the CEO and the Executive Chairman).

•    Our CEO also provides the Compensation Committee with his evaluation with respect to each executive officer’s performance (other than our Executive Chairman and himself) during the prior year.

•    Our finance and legal departments also assist our CEO and Senior Vice President, Global Human Resources by advising on legal and financial considerations relevant to these programs.

Compensation Consultant

•    Advises the Compensation Committee in its oversight role, advises executive management in the executive compensation design process and provides independent compensation data and analysis to facilitate the annual review of our compensation programs.

•    Evaluates levels of executive officer and director compensation as compared to general market compensation data and peer data (as discussed below).

•    Evaluates proposed compensation programs or changes to existing programs, providing information on current executive compensation trends and updates on applicable legislative, technical and governance matters.

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COMPENSATION BENCHMARKING

To assist in its determination of the 2014 target compensation levels for our executive officers, the Compensation Committee considered information included in a compensation benchmarking review prepared by Meridian. The benchmarking review provided competitive market data for each element of compensation, as well as information regarding incentive plan designs and pay practices for executives in similar positions among a selected peer group of companies (the “Proxy Peers”). Information in the compensation benchmarking review served as a reference in the Compensation Committee’s overall assessment of the competitiveness of our executive compensation program.

The Proxy Peers are representative of the companies against whom we compete in the global chemical industry for business opportunities, investor capital and executive talent. Criteria used to select the Proxy Peer companies include financial metrics (i.e., revenue, market capitalization, net income) and the industry segment in which we operate (i.e., organic chemical products and of inorganic chemical products). For our compensation benchmarking review, our Proxy Peers comprised the following eleven companies:

• Air Products and Chemicals Incorporated	• Dow Chemical Company	• PPG Industries Incorporated
• Ashland Inc.	• EI du Pont de Nemours and Company	• Rockwood Holdings, Inc.
• Avery Dennison Corporation	• Eastman Chemical Company	• Sherwin-Williams Company
• Celanese Corporation	• Monsanto Company

The Compensation Committee reviews the composition of the Proxy Peers annually, resulting in some variation in the composition of the group from time to time. For 2015, several changes were made to the peer group. Avery Dennison Corporation and Rockwood Holdings, Inc. were removed and replaced with Ecolab Inc., The Mosaic Company and Praxair Incorporated.

In addition to competitive market data for the Proxy Peers, and to assess benchmark data for positions for which pay information is not publicly disclosed, the Compensation Committee also considered competitive market data for companies across a broader group of chemical and general industrial companies. These data are provided by the Equilar Executive Compensation Survey and were included in the compensation benchmarking review.

The Compensation Committee believes the combination of these perspectives offers an appropriate basis for assessing the competitiveness of the compensation for our named executives.

INDEPENDENCE OF COMPENSATION ADVISERS

Since 2011, the Compensation Committee has retained Meridian as its compensation consultant. Meridian is an independent compensation consulting firm and does not provide any services to us outside of matters pertaining to executive officer and director compensation. Meridian reports directly to the Compensation Committee, which is solely responsible for determining the scope of services performed by Meridian and the directions given to Meridian regarding the performance of such services. Meridian attends Compensation Committee meetings as requested by the Compensation Committee.

The Compensation Committee determined that the services provided by Meridian to the Compensation Committee during 2014 did not give rise to any conflicts of interest. The Compensation Committee made this determination by assessing the independence of Meridian under the six independence factors adopted by the SEC and incorporated into the NYSE Corporate Governance Listing Standards. Further, in making this assessment, the Compensation Committee considered Meridian’s written correspondence to the Compensation Committee that affirmed the independence of Meridian and the partners, consultants and employees who provide services to the Compensation Committee on executive and director compensation matters.

The Compensation Committee has on occasion sought the advice of Vinson & Elkins LLP, a law firm that represents and receives fees from our company with respect to legal services provided in other areas. Based on a letter from Vinson & Elkins assessing their independence under the six independence factors adopted by the SEC and incorporated into the NYSE Corporate Governance Listing Standards, the Compensation Committee determined that the services provided by Vinson & Elkins to the Compensation Committee during 2014 also did not give rise to any conflicts of interest.

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COMPENSATION POLICIES AND PRACTICES

STOCK OWNERSHIP GUIDELINES

The Board has adopted Director and Executive Stock Ownership Guidelines (the “Guidelines”) to more closely align our directors’ and executives’ interests with our stockholders’ interests and to encourage directors and executives to make decisions that will be in our long-term best interests—through all industry cycles and market conditions. The Guidelines require directors and executive officers to achieve and maintain ownership of our stock equal to six times base salary for the CEO, three times base salary for all other executive officers and three times the annual cash retainer for directors. The stock ownership requirement is based on the participant’s base salary or annual retainer (as applicable) and the closing stock price on July 15 of each calendar year.

During any year in which a participant’s ownership target is not met, he or she is required to retain at least 50% of net shares delivered through the Huntsman Stock Incentive Plan (“net shares” means the shares remaining after deducting shares for the payment of taxes and, in the case of stock options, after deducting shares for payment of the exercise price of stock options). Shares acquired by a participant prior to becoming subject to the Guidelines are not subject to the retention restriction. There are exceptions to the retention requirement for estate planning, gifts to charity, education and a participant’s primary residence. In addition, hardship exemptions may be made in rare instances. A copy of the Guidelines is available on our website at www.huntsman.com.

As of March 17, 2015, all of our NEOs and directors exceeded the ownership levels specified in the Guidelines. The following table provides the minimum stock ownership level for each NEO and the percentage of the ownership guideline achieved by the officer as of the determination date:

Officer	Ownership	Share Ownership Target	% of Guideline Achieved
Jon M. Huntsman	3x	144,900	100%
Peter R. Huntsman	6x	349,900	100%
J. Kimo Esplin	3x	71,100	100%
Anthony P. Hankins	3x	89,600	100%
David M. Stryker	3x	52,400	100%

CLAWBACK POLICY

In September 2014, the Compensation Committee adopted an Executive Compensation Clawback Policy for executive officers. Under this policy, the Company may recover performance-based compensation that was based on achievement of quantitative performance targets if an executive officer engaged in fraud or intentional illegal conduct resulting in a financial restatement. The Company may also recover any awards made to an executive during the prior three years should the executive engage in activity that results in a financial restatement.

PROHIBITED TRANSACTIONS

Our Insider Trading Policy includes trading restrictions, which prohibit employees, directors and related persons from engaging in short-term, hedging or speculative transactions in our securities. Such persons may not execute transactions in short sales, options, such as puts and calls, or any other derivative securities or margin accounts. In addition, while we do not prohibit pledging shares, persons subject to the policy are required to exercise caution when holding securities in a margin account where such securities could be pledged as collateral.

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COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT

The Compensation Committee believes that our compensation programs are appropriately designed to provide a level of incentives that does not encourage our executive officers and employees to take unnecessary risks in managing their respective business divisions or functions and in carrying out their employment responsibilities. As discussed above, a substantial portion of our executive officers’ compensation is performance-based, consistent with our approach to executive compensation. Our annual cash incentive program is designed to reward annual financial and/or strategic performance in areas considered critical to our short and long-term success and features a cap on the maximum amount that can be earned in any single year. In addition, we measure performance in many areas other than company profit, such as environmental, health and safety goals, cost-saving initiatives and corporate compliance, to determine an executive’s annual cash performance award. We believe this discourages risk-taking for short-term profits at the detriment of the long-term health of our company. Likewise, our long-term equity incentive awards are directly aligned with long-term stockholder interests through their link to our stock price and multi-year ratable vesting schedules. Our executive stock ownership guidelines further provide a long-term focus by requiring our executives to personally hold significant levels of our stock. In addition, we implemented a clawback policy to discourage risk-taking that focuses excessively on short-term financial performance. The Compensation Committee believes that the various elements of our executive compensation program sufficiently incentivize our executives to act based on the sustained long-term growth and performance of our company.

ACCOUNTING AND TAX TREATMENT OF THE ELEMENTS OF COMPENSATION

We account for stock-based awards, including stock options and restricted stock awards, in accordance with FASB ASC Topic 718 (formerly Statement of Financial Accounting Standards No. 123R).

The financial reporting and income tax consequences to us of individual compensation elements are important considerations for the Compensation Committee when it is analyzing the overall level of compensation and the mix of compensation among individual elements. Overall, the Compensation Committee seeks to balance its objective of ensuring an effective compensation package for the NEOs with the desire to maximize the immediate deductibility of compensation—while ensuring an appropriate and transparent impact on reported earnings and other closely followed financial measures.

In making its compensation decisions, the Compensation Committee has considered the implications of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code disallows a tax deduction by us for individual executive compensation exceeding $1 million in any taxable year for our CEO and the other three most highly compensated senior executive officers (other than our CEO and Chief Financial Officer), unless the compensation is “performance-based” under a plan that is approved by our stockholders and that meets certain other technical requirements. As a result, the Compensation Committee intends to design a substantial portion of the total compensation package for each NEO to qualify for the “performance-based” compensation exemption from the deductibility limit. However, the Compensation Committee does have the discretion to design and use compensation elements that may not be deductible under Section 162(m) when necessary for competitive reasons, to attract or retain a key executive, to enable us to retain flexibility in maximizing our pay for performance philosophy or where achieving maximum tax deductibility would not be in our best interest.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed Huntsman Corporation’s Compensation Discussion and Analysis for the fiscal year ended December 31, 2014 as set forth above with Huntsman management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE,

Nolan D. Archibald, Chair

Wayne A. Reaud

Alvin V. Shoemaker

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PART 5	EXECUTIVE COMPENSATION

2014 SUMMARY COMPENSATION TABLE

The following table details compensation earned in the years ending 2014, 2013 and 2012 by our NEOs. Our compensation policies are discussed in “Compensation Discussion and Analysis” above.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Jon M. Huntsman Executive Chairman of the Board	2014	$1,293,750	—	$2,377,998	—	$4,597,000	$1,144,194	$339,579	$ 9,752,521
	2013	$1,200,000	—	$2,000,000	—	$5,538,100	$ 169,306	$323,507	$ 9,230,913
	2012	$1,200,000	—	$2,000,000	—	$6,494,000	$1,434,056	$274,343	$11,402,399
Peter R. Huntsman President and Chief Executive Officer	2014	$1,600,000	—	$3,550,000	$3,550,000	$2,999,079	$3,149,439	$394,325	$15,242,843
	2013	$1,600,000	—	$3,000,000	$3,000,000	$2,729,500	—	$230,655	$10,560,155
	2012	$1,575,000	—	$2,500,000	$2,500,000	$4,000,600	$2,581,548	$637,952	$13,795,100
J. Kimo Esplin Executive Vice President and Chief Financial Officer	2014	$ 640,025	$150,000	$ 649,990	$ 650,000	$ 553,116	$ 582,543	$120,134	$ 3,345,808
	2013	$ 605,650	—	$ 600,000	$ 600,000	$ 432,400	—	$ 97,872	$ 2,335,922
	2012	$ 587,975	—	$ 500,000	$ 500,000	$ 594,100	$ 438,697	$140,481	$ 2,761,253
Anthony P. Hankins(6) Division President, Polyurethanes and CEO—Asia Pacific	2014	$ 813,625	—	$ 375,000	$ 375,000	$ 452,707	$2,997,908	$334,398	$ 5,348,638
	2013	$ 789,900	—	$ 375,000	$ 375,000	$ 467,600	$1,005,394	$303,667	$ 3,316,561
	2012	$ 766,875	—	$ 375,000	$ 375,000	$ 848,200	$ 188,703	$353,588	$ 2,907,366
David M. Stryker Executive Vice President, General Counsel and Secretary	2014	$ 475,500	$ 50,000	$ 350,003	$ 350,000	$ 475,538	$ 244,847	$121,521	$ 2,067,409

(1)    This column reflects the aggregate grant date fair value of awards of restricted stock for each NEO computed in accordance with FASB ASC Topic 718. For purposes of stock-based awards, fair value is calculated using the closing price of our stock on the date of grant. For information on the valuation assumptions with regard to restricted stock expenses, refer to the notes to our financial statements in our annual report on Form 10-K for the applicable year ended 2014, 2013 or 2012, respectively, as filed with the SEC. These amounts reflect the fair value of the restricted stock awards on the date of grant and may not correspond to the actual value that will be recognized by the NEOs.

(2)    This column reflects the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. The fair value of each stock option award is determined on the date of the grant using the Black-Scholes valuation model. For information on the valuation assumptions regarding option awards, refer to the notes to our financial statements in our annual report on Form 10-K for the applicable year ended 2014, 2013 or 2012, respectively, as filed with the SEC.

(3)    This column reflects the annual cash performance awards that were earned for 2014 and paid during the first quarter of 2015. These awards are discussed in further detail under “Compensation Discussion and Analysis—2014 Executive Compensation Decisions—2014 Annual Incentive Plan.”

(4)    This column reflects the aggregate amount of any change in pension value in 2014 for each of the NEOs, to the extent any such aggregate change is positive. See “—Pension Benefits in 2014” for additional information, including the present value assumptions used in this calculation. None of the NEOs had above-market or preferential earnings on nonqualified deferred compensation during 2014. See “—Nonqualified Deferred Compensation in 2014” for additional information.

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HUNTSMAN CORPORATION : PROXY STATEMENT

(5)    The methodology used to compute the aggregate incremental cost of perquisites and other personal benefits for each individual NEO is based on the total cost to our company when such total cost exceeds $10,000 in the aggregate for a NEO. The table below details the components reported in the “All other compensation” column of the Summary Compensation Table for 2014. Amounts in the table were either paid directly by us or were reimbursed by us to the NEOs.

	Jon M. Huntsman(a)	Peter R. Huntsman(b)	J. Kimo Esplin(c)	Anthony P. Hankins(d)	David M. Stryker(e)
Personal Use of Auto	$ 6,778	$ 4,757	$ 10,936	—	$ 8,361
Personal Use of Aircraft	$332,801	$ 37,481	—	—	—
Moving Expenses	—	—	—	—	$ 59,647
Moving Expenses Tax Gross-Up	—	—	—	—	$ 42,988
Foreign Assignment Costs & Allowances	—	—	—	$116,839	—
Foreign Assignment Tax Gross-Up	—	—	—	$ 93,973	—
Company Contributions
401(k) Plan	—	$ 5,200	$ 5,200	$ 5,200	$ 5,200
Supplemental Savings Plan	—	$ 35,550	$ 33,582	$ 35,451	$ 5,200
Money Purchase Pension Plan	—	$ 20,800	$ 20,800	$ 20,800	—
SEMPP	—	$282,893	$ 47,661	$ 59,842	—
Supplemental Savings Plan /SEMPP Tax Gross-Up	—	$ 7,644	$ 1,955	$ 2,293	$ 125
Total	$339,579	$394,325	$120,134	$334,398	$121,521

(a)   The cost to us for personal use of our aircraft is calculated according to a time-sharing agreement whereby incremental total direct costs including fuel, maintenance, repairs, insurance, etc. are assigned to us by number of flight hours used. We followed a quarterly cost calculation method to account for the 80 personal flight hours used by Jon M. Huntsman during 2014.

(b)   The cost to us for personal use of our aircraft is calculated according to a time-sharing agreement whereby incremental total direct costs including fuel, maintenance, repairs, insurance, etc. are assigned to us by number of flight hours used. We followed a quarterly cost calculation method to account for the 8.3 personal flight hours used by Peter R. Huntsman during 2014. Contributions to the SEMPP and Supplemental Savings Plan on Mr. Peter R. Huntsman’s behalf are included in our Nonqualified Deferred Compensation Table below. Associated with the SEMPP and Supplemental Savings Plan, we incurred $7,664 in 2014 to gross-up Medicare taxes associated with our contributions to these plans.

(c)   Contributions to the SEMPP and Supplemental Savings Plan on Mr. Esplin’s behalf are included in our Nonqualified Deferred Compensation Table below. Associated with the SEMPP and Supplemental Savings Plan, we incurred $1,955 in 2014 to gross-up Medicare taxes associated with our contributions to these plans.

(d)   As a citizen of the U.K. with residence in the U.S., we incurred foreign assignment costs on Mr. Hankins’ behalf during 2014 that included $51,048 in housing allowances and costs and $65,791 for perquisites, including international location and car allowance. Contributions to the SEMPP and Supplemental Savings Plans on Mr. Hankins’ behalf are included in our Nonqualified Deferred Compensation Table below. Associated with the SEMPP and Supplemental Savings Plan, we incurred $2,293 to gross-up Medicare taxes associated with our contributions to these plans. In addition, we incurred $93,973 in tax gross-ups and equalization associated with Mr. Hankins’ foreign assignment.

(e)   Contributions to the Supplemental Savings Plan on Mr. Stryker’s behalf are included in our Nonqualified Deferred Compensation Table below. Associated with the Supplemental Savings Plan, we incurred $125 in 2014 to gross-up Medicare taxes associated with our contribution to this plan.

(6)   For reporting purposes, the 2014 pension value for Mr. Hankins has been converted using an exchange rate of 1 GBP to 1.6759 USD being the exchange rate as of March 3, 2014 (which is the internal date used to estimate pro forma elements of compensation). Values for 2012 and 2013 were calculated based on exchange rates applicable in those years and have not been recast to conform to the 2014 GBP exchange rate.

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HUNTSMAN CORPORATION : PROXY STATEMENT

GRANTS OF PLAN-BASED AWARDS IN 2014

The following table provides information about annual cash performance awards granted through our annual incentive program and long-term equity incentive awards granted through the Huntsman Stock Incentive Plan to the NEOs in 2014.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards(2)	All Other Option Awards(3)	Exercise or Base Price of Option Awards(4)	Grant Date Fair Value of Stock and Option Awards(5)
		Threshold ($)	Target ($)	Maximum ($)	(#)	(#)	($/Sh)	($)
Jon M. Huntsman	02/05/14	—	—	$7,500,000	—	—	—	—
	02/05/14	—	—	—	112,064	—	—	$2,378,998
Peter R. Huntsman	02/05/14	$0	$2,240,000	$4,480,000	—	—	—	—
	02/05/14	—	—	—	167,295	—	—	$3,550,000
	02/05/14	—	—	—	—	368,640	$21.22	$3,550,000
J. Kimo Esplin	02/05/14	$0	$ 390,000	$ 780,000	—	—	—	—
	02/05/14	—	—	—	30,631	—	—	$ 649,990
	02/05/14	—	—	—	—	67,497	$21.22	$ 650,000
Anthony P. Hankins	02/05/14	$0	$ 491,760	$ 983,520	—	—	—	—
	02/05/14	—	—	—	17,672	—	—	$ 375,000
	02/05/14	—	—	—	—	38,941	$21.22	$ 375,000
David M. Stryker	02/05/14	$0	$ 335,300	$ 670,600	—	—	—
	02/05/14	—	—	—	16,494	—	—	$ 350,003
	02/05/14	—	—	—	—	36,345	$21.22	$ 350,000

(1)   This column shows annual cash performance awards granted to our NEOs under our annual incentive program for 2014. See the chart and accompanying narrative disclosure in “Compensation Discussion and Analysis—2014 Executive Compensation Decisions—2014 Annual Incentive Plan” for additional information with respect to these amounts. The amounts actually earned by each of the NEOs pursuant to our annual cash incentive program for 2014 are reported in the “Non-equity incentive plan compensation” column of the Summary Compensation Table.

(2)   This column shows the number of restricted shares granted under the Huntsman Stock Incentive Plan to the NEOs in 2014. The restricted shares vest ratably in three equal annual installments beginning on the first anniversary of the grant date. During the restriction period, each restricted share entitles the individual to vote such share, and each restricted share entitles the individual to accrue quarterly payments by us equal to the quarterly dividend on one share of our common stock.

(3)   This column shows the number of nonqualified options granted under the Huntsman Stock Incentive Plan to the NEOs in 2014. The option awards become exercisable and vest ratably in three equal annual installments beginning on the first anniversary of the grant date.

(4)   The exercise price of the nonqualified options disclosed in this column is equal to the closing price of our common stock on the New York Stock Exchange on the date of grant.

(5)   This column shows the full grant date fair value of the awards computed in accordance with FASB ASC Topic 718. These awards are not subject to performance conditions.

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HUNTSMAN CORPORATION : PROXY STATEMENT

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Information regarding the elements of our executive compensation program for 2014 is provided above under “Compensation Discussion and Analysis.” The following is a discussion of material factors necessary to obtain an understanding of information disclosed under “—2014 Summary Compensation Table” and “Grants of Plan-Based Awards in 2014” that is not otherwise discussed in the Compensation Discussion and Analysis.

Aircraft Use Policy. We have an Aircraft Use Policy to carefully manage use of our aviation assets in a manner that best meets the goals of improving senior management’s effectiveness and availability. Under this policy, certain of our executive officers may have personal use of company aircraft to the extent that such executive officer reimburses our company for the costs associated with their respective personal use of company aircraft. To mitigate security concerns and to maximize time available to spend on company business, the Compensation Committee permits our Executive Chairman and CEO to have personal use of company aircraft without cost subject to availability and to the Compensation Committee’s authority to limit any such personal use. For 2014, personal use for our Executive Chairman was limited to 150 flight hours while personal use by our CEO was unlimited. We do not make gross-up payments for out-of-pocket tax obligations resulting from any personal use of our company aircraft.

Company Car. We provide executive officers with leased vehicles for business use, which executives may also use for personal transportation. Executive officers are responsible for the taxes on imputed income associated with the personal use of these vehicles.

Foreign Assignment. In accordance with our practice with respect to employees on assignment in a foreign country, Mr. Hankins entered into a letter agreement on November 1, 2000 with our subsidiary Huntsman Polyurethanes Americas detailing the terms of his secondment from Huntsman Polyurethanes (UK) Ltd. The primary purpose of this letter agreement is to provide Mr. Hankins with details regarding repatriation to his home country following the completion of his foreign assignment. This letter agreement also defines the initial elements of Mr. Hankins’ compensation package, including base salary and an annual cash performance award, and provides for customary expatriation arrangements, including an international location allowance expressed as a percentage of annual salary.

Internal audit of travel related expenses. In connection with a general review of travel expenses, our internal audit group identified travel related expenses of family members of certain executive officers and directors incurred during the period from 2011 through 2014 that had not been previously classified as perquisite compensation. Although such expenses were predominantly travel related expenses of family members associated with business-related functions, such as attendance by such family members at customer events, business dinners, plant open houses, and other similar events, after review by the Company’s Audit Committee and outside advisors, it was determined that these expenses may not by definition be “integrally and directly related” to the executive’s duties. It was also determined that the reason these expenses had not been raised to the Compensation Committee for review in the past nor had been disclosed as perquisite compensation was that our disclosure controls did not identify them as perquisite compensation due to the business-related nature of these expenses. We have since implemented procedures designed to track and better identify any such expenditures in the future and to ensure timely reimbursement or approval and disclosure to the extent such amounts could be interpreted to constitute perquisite compensation to the NEO and/or director. Upon being informed of the disclosure control deficiency (which did not rise to the level of a material weakness) and the potential classification of certain of these expenses as perquisite compensation, each of the executive officers and directors to which such amounts related promptly reimbursed the Company for the incremental cost, resulting in a total reimbursement to the Company of $1,386,652 for all such persons over the four-year period. Because of the reimbursement, the Compensation Committee does not view this as a compensation matter.

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HUNTSMAN CORPORATION : PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT 2014 YEAR-END

The following table provides information on the outstanding stock options and restricted stock awards held by the NEOs as of December 31, 2014. The market value of the restricted stock awards is based on the closing market price of our stock on December 31, 2014, which was $22.78.

		Option Awards(1)				Stock Awards(2)
		Number of Securities Underlying Unexercised Options		Option	Option	Number of Shares or Units of	Market Value of Shares or Units of
Name	Date of Award	Exercisable (#)	Unexercisable (#)	Exercise Price ($)	Expiration Date	Stock that Have Not Vested (#)	Stock that Have Not Vested(3) ($)
Jon M. Huntsman (4)	02/05/14	—	—	—	—	112,064	$2,552,818
	02/06/13	—	—	—	—	74,696	$1,701,575
	02/01/12	—	—	—	—	49,714	$1,132,485
Peter R. Huntsman	02/05/14	—	368,640	$21.22	02/05/24	167,295	$3,810,980
	02/06/13	126,263	252,525	$17.85	02/06/23	112,044	$2,552,362
	02/01/12	262,055	131,027	$13.41	02/01/22	62,143	$1,415,618
	02/02/11	216,920	—	$17.59	02/02/21	—	—
	02/23/10	150,215	—	$13.50	02/23/20	—	—
	03/02/09	400,000	—	$ 2.59	03/02/19	—	—
	02/20/07	464,785	—	$20.66	02/20/17	—	—
	03/01/06	374,618	—	$20.50	03/01/16	—	—
J. Kimo Esplin	02/05/14	—	67,497	$21.22	02/05/24	30,631	$ 697,774
	02/06/13	25,253	50,505	$17.85	02/06/23	22,408	$ 510,454
	02/01/12	52,411	26,205	$13.41	02/01/22	12,429	$ 283,133
	02/02/11	54,230	—	$17.59	02/02/21	—	—
	02/23/10	32,189	—	$13.50	02/23/20	—	—
	03/02/09	428,571	—	$ 2.59	03/02/19	—	—
	02/20/07	110,663	—	$20.66	02/20/17	—	—
	03/01/06	93,655	—	$20.50	03/01/16	—	—
Anthony P. Hankins	02/05/14	—	38,941	$21.22	02/05/24	17,672	$ 402,568
	02/06/13	15,783	31,565	$17.85	02/06/23	14,005	$ 319,034
	02/01/12	39,308	19,654	$13.41	02/01/22	9,321	$ 212,332
	02/02/11	54,230	—	$17.59	02/02/21	—	—
	02/23/10	32,189	—	$13.50	02/23/20	—	—
	03/02/09	226,735	—	$ 2.59	03/02/19	—	—
	02/20/07	66,398	—	$20.66	02/20/17	—	—
	03/01/06	56,193	—	$20.50	03/01/16	—	—
David M. Stryker	02/05/14	—	36,345	$21.22	02/05/24	16,494	$ 375,733
	06/10/13	14,142	28,282	$18.56	06/10/23	12,572	$ 286,390

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HUNTSMAN CORPORATION : PROXY STATEMENT

(1)

Option awards vest and become exercisable ratably in three equal annual installments on the first three anniversaries of each respective grant date. As of December 31, 2014, outstanding option awards granted on March 1, 2006, February 20, 2007, March 2, 2009, February 23, 2010 and February 2, 2011 are 100% vested. No option awards were granted in 2008. The outstanding option awards granted February 1, 2012 were 66 2/3% vested as of December 31, 2014, and vested as to 100% on February 1, 2015. The outstanding option awards granted on February 6, 2013 were 33 1/3% vested as of December 31, 2014, vested as to 66 2/3% on February 6, 2015, and vest as to 100% on February 6, 2016. The outstanding option awards granted on February 5, 2014 vested as to 33 1/3% on February 5, 2015, and vest as to 66 2/3% on February 5, 2016, and as to 100% on February 5, 2017. The outstanding option award granted to Mr. Stryker on June 10, 2013 was 33 1/3% vested as of December 31, 2014, and vests as to 66 2/3% on June 10, 2015, and as to 100% on June 10, 2016.

(2)

Restricted stock awards vest and lapse their associated restrictions ratably in three equal annual installments on the first three anniversaries of each respective grant date. Restricted stock awards have generally been granted on the same day as option awards and vest on the same schedule as footnoted for option awards above. The restricted stock awards granted February 1, 2012 were 66 2/3% vested as of December 31, 2014, and vested as to 100% on February 1, 2015. The restricted stock awards granted on February 6, 2013 were 33 1/3% vested as of December 31, 2014, vested as to 66 2/3% on February 6, 2015, and vest as to 100% on February 6, 2016. The restricted stock awards granted on February 5, 2014 vested as to 33 1/3% on February 5, 2015, and vest as to 66 2/3% on February 5, 2016, and as to 100% on February 5, 2017. The outstanding restricted stock award granted to Mr. Stryker on June 10, 2013 was 33 1/3% vested as of December 31, 2014 and vests as to 66 2/3% on June 10, 2015, and as to 100% on June 10, 2016.

(3)

The market value of unvested restricted stock reported in this column is calculated by multiplying $22.78, the closing market price of our stock on December 31, 2014, by the number of unvested restricted shares as of December 31, 2014 for each restricted stock grant listed above.

(4)	Jon M. Huntsman was not awarded long-term equity incentive compensation from the date of our initial public offering through the end of 2009.

OPTION EXERCISES AND STOCK VESTED DURING 2014

The following table presents information regarding the exercise of stock option awards and the vesting of restricted stock awards during 2014 for each NEO.

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Exercised in 2014 (#)	Value Realized on Exercise ($)	Number of Shares Vested in 2014 (#)	Value Realized on Vesting ($)
Jon M. Huntsman	—	—	124,963	$2,726,117
Peter R. Huntsman	454,950	$1,461,572	156,065	$3,401,337
J. Kimo Esplin	157,483	$ 605,002	33,108	$ 721,806
Anthony P. Hankins	157,483	$ 786,786	25,799	$ 563,063
David M. Stryker	—	—	6,286	$ 181,225

(1)	The following tabular disclosure provides information regarding the value realized for options exercised.

						Options Exercised
Name	Grant Date	Exercise Date	Expiration Date	Grant Price	Price on Exercise Date	(#)	Value Realized
Peter R. Huntsman	02/10/05	11/26/14	02/10/15	$23.00	$26.2126	454,950	$1,461,572
J. Kimo Esplin	02/10/05	05/27/14	02/10/15	$23.00	$26.7522	100,600	$ 377,470
	02/10/05	06/03/14	02/10/15	$23.00	$ 27.00	56,883	$ 227,532
						157,483	$ 605,002
Anthony P. Hankins	02/10/05	06/06/14	02/10/15	$23.00	$ 27.996	157,483	$ 786,786

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HUNTSMAN CORPORATION : PROXY STATEMENT

(2)

The following tabular disclosure provides information regarding the market value of the underlying shares on the vesting date and the number of shares that were withheld in connection with each transaction to satisfy tax obligations.

				Restricted Stock Vested		Shares Withheld for Tax Obligation			Net Shares Issued
Name	Grant Date	Vest Date	Closing Price on Vest Date	(#)	Value Realized	(#)	Value Paid	(#)	Market Value
Jon M. Huntsman	02/06/13	02/06/14	$21.57	37,349	$ 805,618	17,536	$ 378,252	19,813	$ 427,366
	02/01/12	02/01/14	$21.92	49,714	$1,089,731	16,729	$ 366,700	32,985	$ 723,031
	02/02/11	02/02/14	$21.92	37,900	$ 830,768	17,795	$ 390,066	20,105	$ 440,702
				124,963	$2,726,117	52,060	$1,135,018	72,903	$1,591,099
Peter R. Huntsman	02/06/13	02/06/14	$21.57	56,023	$1,208,416	23,502	$ 506,938	32,521	$ 701,478
	02/01/12	02/01/14	$21.92	62,142	$1,362,153	19,408	$ 425,423	42,734	$ 936,729
	02/02/11	02/02/14	$21.92	37,900	$ 830,768	15,900	$ 348,528	22,000	$ 482,240
				156,065	$3,401,337	58,810	$1,280,889	97,255	$2,120,447
J. Kimo Esplin	02/06/13	02/06/14	$21.57	11,205	$ 241,692	3,625	$ 78,191	7,580	$ 163,501
	02/01/12	02/01/14	$21.92	12,428	$ 272,422	4,147	$ 90,902	8,281	$ 181,520
	02/02/11	02/02/14	$21.92	9,475	$ 207,692	3,066	$ 67,207	6,409	$ 140,485
				33,108	$ 721,806	10,838	$ 236,300	22,270	$ 485,506
Anthony P. Hankins	02/06/13	02/06/14	$21.57	7,003	$ 151,055	1,916	$ 41,328	5,087	$ 109,727
	02/01/12	02/01/14	$21.92	9,321	$ 204,316	2,608	$ 57,167	6,713	$ 147,149
	02/02/11	02/02/14	$21.92	9,475	$ 207,692	2,592	$ 56,817	6,883	$ 150,875
				25,799	$ 563,063	7,116	$ 155,312	18,683	$ 407,751
David M. Stryker	06/10/13	06/10/14	$28.83	6,286	$ 181,225	1,720	$ 49,588	4,566	$ 131,638

PENSION BENEFITS IN 2014

The table below sets forth information on the pension benefits for the NEOs under our pension plans, each of which is more fully described in the narrative following the table. The amounts reported in the table below equal the present value of the accumulated benefit at December 31, 2014 for the NEO under each plan based upon the assumptions described below.

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
		(#)	($)	($)
Jon M. Huntsman	Huntsman Defined Benefit Pension Plan	37.167	$ 174,734	$ 12,471
	Supplemental Executive Retirement Plan		$ 3,550,496	$3,137,512
Peter R. Huntsman	Huntsman Defined Benefit Pension Plan	31.417	$ 2,414,344	—
	Supplemental Executive Retirement Plan		$ 9,737,128	—
J. Kimo Esplin	Huntsman Defined Benefit Pension Plan	20.417	$ 1,835,771	—
	Supplemental Executive Retirement Plan		$ 445,654	—
Anthony P. Hankins(3)	Huntsman Pension Scheme (U.K.)	35.225	$10,562,322	—
David M. Stryker(4)	Huntsman Defined Benefit Pension Plan	1.5	$ 216,057	—
	Supplemental Executive Retirement Plan	11.5	$ 768,960	—

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HUNTSMAN CORPORATION : PROXY STATEMENT

(1) The number of years of service credited to the NEO is determined using the same pension plan measurement date used for financial statement reporting purposes. These assumptions are discussed in “Note 16. Employee Benefit Plans” to our consolidated financial statements included in our 2014 Annual Report on Form 10-K.

(2) The actuarial present value of the accumulated benefits is determined using the same pension plan measurement date and assumptions as used for financial reporting purposes. These assumptions are discussed in “Note 16. Employee Benefit Plans” to our consolidated financial statements included in our 2014 Annual Report on Form 10-K. For purposes of performing these calculations, a normal retirement (earliest unreduced) age of 65 was utilized for Messrs. Peter R. Huntsman, Esplin and Stryker, and a normal retirement (earliest unreduced) age of 62 was used for Mr. Hankins. With the exception of Jon M. Huntsman, all accrued benefits are assumed payable at the plan’s earliest unreduced retirement age. It is assumed that Jon M. Huntsman’s benefits are payable immediately. Benefit values reported in this table have been projected out to assume payment at the normal retirement age then have been discounted back to a present value as of December 31, 2014.

(3) The Huntsman Pension Scheme (U.K.) was frozen to new participants as of February 29, 2012. Benefits for Mr. Hankins under this plan will only increase based on changes in salary.

(4) We credited Mr. Stryker with 10 years of service under the Supplemental Executive Retirement Plan when he was hired in June 2013.

In the U.S., we sponsor the Huntsman Defined Benefit Pension Plan (the “Huntsman Pension Plan”), a tax-qualified defined benefit pension plan. Effective July 1, 2004, the formula used to calculate future benefits under the Huntsman Pension Plan was changed to a cash balance formula. The benefits accrued under the plan as of June 30, 2004 were used to calculate opening cash balance accounts. Of our NEOs, Messrs. Jon M. Huntsman, Peter R. Huntsman, Esplin and Stryker were participants in the Huntsman Pension Plan in 2014.

The Huntsman Supplemental Executive Retirement Plan (the “Supplemental Executive Retirement Plan”) is a non-qualified supplemental pension plan that provides benefits for designated executive officers based on certain compensation amounts not included in the calculation of benefits payable under the Huntsman Pension Plan. Of our NEOs, Messrs. Jon M. Huntsman, Peter R. Huntsman, Esplin and Stryker were participants in the Supplemental Executive Retirement Plan in 2014. The compensation taken into account for these NEOs under the Supplemental Executive Retirement Plan includes amounts in excess of the qualified plan limitations. The Supplemental Executive Retirement Plan benefit is calculated as the difference between (1) the benefit determined using the Huntsman Pension Plan formula with unlimited base salary plus annual cash performance awards, and (2) the benefit determined using base salary plus annual cash performance awards as limited by federal regulations.

Both plans express benefits as a hypothetical cash balance account established in each participant’s name, and a participant’s account receives two forms of credits: “pay credits” and “interest credits.” Pay credits equal a percentage of a participant’s compensation and are credited to a participant’s account on an annual basis. “Compensation” for this purpose includes both salary and annual cash performance awards. “Compensation” under the Huntsman Pension Plan is subject to the compensation limit applicable to tax-qualified plans of $260,000 for 2014. The benefit that would be available under the Huntsman Pension Plan, but for this limitation, is provided under the Supplemental Executive Retirement Plan. The applicable pay credit percentage ranges between 9% and 12% depending on the participant’s combined age and years of service as of the start of each plan year. The 2014 pay credits for the Huntsman Pension Plan are $31,200 for Jon M. Huntsman, $31,200 for Peter R. Huntsman, $27,300 for Mr. Esplin, and $20,800 for Mr. Stryker. The 2014 pay credits for the Supplemental Executive Retirement Plan are $788,622, $488,340, $85,305, and $55,151 for Messrs. Jon M. Huntsman, Peter R. Huntsman, Esplin, and Stryker, respectively.

“Interest credits” for a plan year are based on the 30-year U.S. Treasury yield for November of the prior year. The minimum annual interest credit rate is 5.0%. The 2014 interest credits for the Huntsman Pension Plan are $6,913, $92,623, $70,586, and $8,020 for Messrs. Jon M. Huntsman, Peter R. Huntsman, Esplin, and Stryker, respectively. The 2014 interest credits for the Supplemental Executive Retirement Plan are $132,519, $349,144, $13,075, and $29,037 for Messrs. Jon M. Huntsman, Peter R. Huntsman, Esplin, and Stryker, respectively.

Pursuant to the terms of the Huntsman Pension Plan, at termination of employment for any reason after having completed at least three years of service, a participant will receive the amount then credited to the participant’s cash balance account in an actuarially equivalent joint and survivor annuity (if married) or single life annuity (if not married). Participants may also choose from other optional forms of benefit, including a lump-sum payment in the amount of the cash balance account. For participants in the prior Supplemental Executive Retirement Plan (including NEOs Peter R. Huntsman and Mr. Esplin), the Huntsman Pension Plan also includes a minimum benefit that guarantees that a participant’s benefit will not be less than the benefit accrued under the prior formula at transition (July 1, 2004) plus the benefit attributable to pay credits, with interest credits, beginning July 1, 2004. Under the prior plan provisions, the monthly basic benefit equaled one-twelfth of 1.4% of average earnings multiplied by pension service prior to January 1, 2000, plus 1.5% of average earnings multiplied by pension service after January 1, 2000, less 50% of the Social Security benefit prorated by pension service, payable as a life annuity to the participant. The prior Supplemental Executive Retirement Plan

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mirrored the benefit from the Huntsman Pension Plan. For participants taking an annuity, early retirement reductions apply if retirement occurs before normal retirement age (defined as age 65 with 5 years of service) and on or after the earlier of (i) both attaining age 50 and age plus vesting service equal to 80 or more, or (ii) age 55 with 10 years of vesting service. The effect of these reductions is to reduce the annuity amount paid by 5% per year for each year beginning at age 59 until age 50 where the amount paid would be 50%. As of December 31, 2014, Peter R. Huntsman is our only NEO eligible for early retirement.

Vested benefits under the Supplemental Executive Retirement Plan are paid 30 days following a participant’s separation from service, unless the participant is a “specified employee” for purposes of Section 409A of the Internal Revenue Code (“Section 409A”), in which case payment will be delayed for six months. Vested benefits are paid in a single cash lump sum unless the participant elects: (1) a life annuity, (2) a life annuity with payments guaranteed for 120 months, or (3) a joint and survivor annuity providing survivor benefits equal to 50% or 100% (as elected by the participant) of the annuity payable to the participant. Benefits are unvested until the earlier to occur of: (1) completion of ten years of service, (2) termination on account of death or “Disability” or on or after attainment of “Normal Retirement Age,” or (3) termination without “Reasonable Cause.” Each NEO, other than Mr. Stryker, is fully vested in his benefit under the Supplemental Executive Retirement Plan. Jon M. Huntsman is currently receiving distributions from his Huntsman Pension Plan and Supplemental Executive Retirement Plan accounts in connection with his prior retirement from Huntsman in 2001.

“Disability” under the Huntsman Pension Plan provides that, for a disabled participant, service and benefit accruals continue for 24 months. After 24 months, disabled participants are deemed to be terminated participants. Disability is defined as total and permanent disability, as determined by the administrator of our long-term disability plan.

“Normal Retirement Age” is retirement eligibility upon age 65 with 5 years of service under the Huntsman Pension Plan and Supplemental Executive Retirement Plan.

“Reasonable Cause” means: (1) the grossly negligent, fraudulent, dishonest or willful violation of any law or the material violation of any of our significant policies that materially and adversely affects us, or (2) the failure of the participant to substantially perform his duties.

We also sponsor retirement benefit plans in connection with our operations in the U.K. Of our NEOs, Mr. Hankins participates in the Huntsman Pension Scheme for U.K. associates in the Polyurethanes segment. The Huntsman Pension Scheme (U.K.) in which Mr. Hankins participates provides standard benefits equal to 2.2% (1/45th) of final pensionable compensation up to $18,854 (£11,250), plus 1.83% of final pensionable compensation above $18,854 (£11,250), minus 1/50th of the current State pension benefit, times actual years of service; subject to a maximum limit of 2/3rd of final pensionable compensation times actual years of service, divided by total possible service to retirement. Final pensionable compensation is gross salary received during the 12 months prior to retirement less any profit sharing payments. Normal retirement age for the Huntsman Pension Scheme (U.K.) is age 62 and participants retiring as early as age 50 may receive a reduced pension amount between 37% at age 50 and 66.7% at age 61, which is increased by 2.5% per year until the participant reaches 62. These benefits also include U.K. social security benefits. As of December 31, 2014, Mr. Hankins had approximately 35 years of service in the U.K., and is fully vested in these benefits. The Huntsman Pension Scheme (U.K.) was frozen to new participants as of February 29, 2012 and, after that date, benefits for current participants under the plan will only increase based on changes in salary.

NONQUALIFIED DEFERRED COMPENSATION IN 2014

We provide executive officers based in the United States the opportunity to participate in up to four defined contribution savings plans: (1) the 401(k) Plan; (2) the Supplemental Savings Plan; (3) the MPP; and (4) the SEMPP. Jon M. Huntsman and David M. Stryker are not eligible for the MPP or the SEMPP, and Jon M. Huntsman does not participate in the 401(k) Plan or the Supplemental Savings Plan. The 401(k) Plan is a tax-qualified broad-based employee savings plan; employee contributions up to 25% of base salary and annual cash performance awards are permitted up to dollar limits established annually by the Internal Revenue Service (“IRS”).

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The table below provides information on the nonqualified deferred compensation of the NEOs in 2014 under the Supplemental Savings Plan and the SEMPP. The NEOs cannot withdraw any amounts from their nonqualified deferred compensation balances for a period of six months following the date of their termination of employment or retirement. No withdrawals or distributions were made in 2014.

Name	Executive Contributions in Last FY(1)	Huntsman Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Balance at Last FYE(4)
Peter R. Huntsman	—	$318,443(5)	$212,673	$ 5,173,892(6)
J. Kimo Esplin	$214,485	$ 81,243(7)	$138,844	$ 3,852,193(8)
Anthony P. Hankins	$ 65,091	$ 95,293(9)	$ 59,828	$2,116,121(10)
David M. Stryker	—	$ 5,200(11)	$ 63,277	$ 9,826(12)

(1) These contributions represent deferrals under the Supplemental Savings Plan and are included in the Salary column of the Summary Compensation Table for 2014 set forth above.

(2) These amounts represent contributions to our Supplemental Savings Plan and the SEMPP and are included in the “All other compensation” column of the Summary Compensation Table for 2014 set forth above.

(3) No above market or preferential earnings are provided under our nonqualified defined contribution plans because the investment choices available under such plans are identical to the investment choices available in the 401(k) Plan and the MPP, which are our qualified plans. Consequently, none of the earnings reported in this table are included in the Summary Compensation Table set forth above.

(4) Amounts reflected in this column for each NEO who participates in the plans were previously reported as compensation to the executive officer in the Summary Compensation Table as follows: Peter R. Huntsman—$1,494,981, Mr. Esplin—$586,789, and Mr. Hankins—$410,178.

(5) This amount includes a contribution of $35,550 to the Supplemental Savings Plan and a contribution of $282,893 to the SEMPP.

(6) This amount includes $99,144 from our Supplemental Savings Plan and $5,074,748 from our SEMPP.

(7) This amount includes a contribution of $33,582 to the Supplemental Savings Plan and a contribution of $47,661 to the SEMPP.

(8) This amount includes $2,951,797 from our Supplemental Savings Plan and $900,396 from our SEMPP.

(9) This amount includes a contribution of $35,451 to the Supplemental Savings Plan and a contribution of $59,842 to the SEMPP.

(10) This amount includes $1,528,788 from our Supplemental Savings Plan and $587,333 from our SEMPP.

(11) This amount includes a contribution of $5,200 to the Supplemental Savings Plan only.

(12) This amount includes $9,826 from our Supplemental Savings Plan.

The Supplemental Savings Plan is a nonqualified salary deferral plan and allows designated executive officers to defer up to 75% of eligible salary and up to 75% of annual cash performance awards. The Supplemental Savings Plan also provides benefits for participants in the form of company matching contributions based on certain compensation amounts not included in the calculation of benefits payable under the 401(k) Plan because of limits under federal law on compensation ($260,000 in 2014).  Eligible participants in the 401(k) Plan receive a year-end true-up match in their Supplemental Savings Plan based on eligible contributions missed in the 401(k) Plan but for these federal limitations. As required by Section 409A, deferrals must be elected in the calendar year preceding the year in which the compensation deferred is earned. Peter R. Huntsman and Mr. Stryker did not defer any earnings into the Supplemental Savings Plan in 2014. As we have done in prior reporting years, we contributed a true-up match to the Supplemental Savings Plan in the amounts of $3,550, $20,582, $23,157, and $5,200 on behalf of Messrs. Peter R. Huntsman, Esplin, Hankins, and Stryker, respectively, for 2014.

The Supplemental Savings Plan provides for payment of benefits to a participant upon the earlier to occur of a “Change of Control” or a termination of the participant’s service. Benefits paid upon a “Change of Control” are always paid in a single lump-sum payment. Benefits payable upon a separation from service can be made (at the election of the participant) in either a single lump-sum payment or in substantially equal installments over a period selected by the participant that does not exceed 10 years. In addition, the participant may request distribution of all or portion of the amounts credited to his account upon an “Unforeseeable Emergency.” Payments upon separation from service will be delayed six months in accordance with Section 409A in the event a participant is a “specified employee” for purposes of Section 409A.

The Supplemental Savings Plan defines a “Change of Control” as the occurrence of either of the following events:

•             Any person becomes the owner of 35% or more of our outstanding voting stock (other than certain persons affiliated with us).

•             The replacement of a majority of the Board over a two-year period except in cases where (1) such replacement is not approved by a vote of at least a majority of the incumbent Board or (2) the election or nomination of such replacement Board members is by certain of our affiliates.

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In addition, any “Change of Control” must also constitute a change in control for purposes of Section 409A.

A participant will be deemed to have incurred an “Unforeseeable Emergency” if he suffers a severe financial hardship resulting from (1) an illness or accident with respect to him, his spouse or a dependent, (2) the loss of property due to casualty or (3) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the participant’s control determined by us to constitute an unforeseeable emergency for purposes of Section 409A.

The Supplemental Savings Plan was amended on September 1, 2014 to increase the eligible match to 4% of pay. Additionally, for individuals who had been participants in the MPP or SEMPP plans, we provided a 6% non-discretionary contribution for earnings from September 1, 2014 through December 31, 2014. This amendment was implemented together with amendments to the MPP and SEMPP plans to offset the effect of discontinuation of all contributions to the MPP and SEMPP plans effective August 31, 2014. The 6% non-discretionary contributions calculated on earnings between September 1, 2014 and December 31, 2014, were $32,000, $13,000, and $12,294 for Messrs. Peter R. Huntsman, Esplin, and Hankins, respectively. Beginning in 2015, contributions will be based on full year earnings. Jon M. Huntsman and Mr. Stryker do not participate in the MPP or SEMPP plans, so we will not make non-discretionary contributions on their behalf.

The MPP is a tax-qualified broad-based employee savings plan. Our contributions vary by service: 0.5% of compensation for 3 to 6 years of service, 3% of compensation for 7 to 9 years of service and 8% of compensation for 10+ years of service, subject to IRS limits. Employees can direct the investments for their accounts. The MPP has been closed to new participants since January 2004, including Mr. Stryker who joined our company in 2013. Prior to the September 1, 2014 amendments, we continued to make annual contributions on behalf of existing MPP participants.  Beginning September 1, 2014, we no longer make annual contributions to the MPP.

The SEMPP is a nonqualified plan for senior executives that provides for benefits not allowed under the MPP due to IRS compensation and allocation limits. Employees are vested in this account upon meeting 10 years of service, upon attaining normal retirement age, death or disability, or upon termination of employment without reasonable cause.

The SEMPP provides for benefits that would not otherwise be available under our MPP due to statutory limitations imposed on tax-qualified retirement plans. The plan provides for the payment of vested benefits upon a participant’s separation from service except to the extent the participant is a “specified employee” for purposes of Section 409A in which case benefits will be delayed six months. A participant’s benefits vest on the earlier to occur of (1) completion of ten years of service, (2) termination on account of death, “Disability,” or on or after attainment of “Normal Retirement Age,” or (3) termination without “Reasonable Cause.” “Disability,” “Normal Retirement Age,” and “Reasonable Cause” have the same meanings as set forth above in our description of the Supplemental Executive Retirement Plan under “—Pension Benefits in 2014,” except that a “Disability” must also constitute a disability for purposes of Section 409A. Other than Jon M. Huntsman and Mr. Stryker, who are not eligible to participate, each NEO is currently vested in his SEMPP benefit. Beginning September 1, 2014, we no longer make annual contributions to the SEMPP.

Benefits are payable in one of the following forms elected by a participant:

•             A single lump-sum payment;

•             A single life annuity;

•             A joint and survivor annuity; or

•             Installments over a period selected by the participant not in excess of 10 years.

Participants are entitled to elect the investment of their accounts under both the Supplemental Savings Plan and the SEMPP. Although no assets may actually be invested, a participant’s benefit value is based on the gains or losses of the investments they choose. No above market or preferential earnings are provided under our nonqualified defined contribution plans because the investment choices available under the plans are identical to the investment choices available in the 401(k) Plan and the MPP. Consequently none of the earnings reported in the “Nonqualified Deferred Compensation in 2014” table above are included in the Summary Compensation Table for 2014. Participants may change their investment options at any time by submitting a change form to the plan administrator.

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The table below lists the investment funds available to participants in the 401(k) Plan, the Supplemental Savings Plan, the MPP and SEMPP. The table also provides the rate of return for each fund for 2014. All funds and rates of return are the same for all four defined contribution plans.

Investment Funds	Ticker Symbol	2014 Performance
American Beacon Large Cap Value Institutional	AADEX	10.56%
American Beacon Small Cap Value Institutional	AVFIX	4.70%
American Century Inflation Adjusted Bond I	AIANX	2.91%
American Century Real Estate I	REAIX	29.95%
DFA Emerging Markets Value I	DFEVX	(4.42)%
Fidelity International Discovery K	FIDKX	(5.47)%
Fidelity Low Priced Stock K	FLPKX	7.75%
First Eagle Overseas A	SGOVX	(0.97)%
Janus Venture I	JVTIX	10.40%
PIMCO All Asset Institutional	PAAIX	0.80%
PIMCO Commodity Real Return Strategy Institutional	PCRIX	(18.06)%
PIMCO Emerging Markets Currency Institutional	PLMIX	(6.76)%
PIMCO Total Return Institutional Class	PTTRX	4.69%
PRIMECAP Odyssey Aggressive Growth	POAGX	16.55%
T Rowe Price New America Growth	PRWAX	9.44%
Vanguard Institutional Index I	VINIX	13.65%
Vanguard Mid Cap Index Admiral	VIMAX	13.76%
Vanguard Retirement Savings Trust II	N/A	1.82%
Vanguard Selected Value Investment	VASVX	6.36%
Vanguard Small Cap Index Admiral	VSMAX	7.50%
Vanguard Target Retirement Income	VTINX	5.54%
Vanguard Target Retirement 2010	VTENX	5.93%
Vanguard Target Retirement 2020	VTWNX	7.11%
Vanguard Target Retirement 2030	VTHRX	7.17%
Vanguard Target Retirement 2040	VFORX	7.15%
Vanguard Target Retirement 2050	VFIFX	7.18%
Vanguard Target Retirement 2060	VTTSX	7.16%
Vanguard Total International Stock Index Admiral	VTIAX	(4.17)%
Vanguard Total Bond Market Index Admiral	VBTLX	5.89%

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Our NEOs may receive compensation in connection with an involuntary termination of employment or a change of control pursuant to the terms of the following arrangements:

• the Executive Severance Plan (in the case of the NEOs other than Jon M. Huntsman and Peter R. Huntsman);

• the Severance Agreements with Jon M. Huntsman and Peter R. Huntsman;

• the Huntsman Stock Incentive Plan; and

• other existing plans and arrangements in which our NEOs participate.

Executive Severance Plan.  Through our Executive Severance Plan, we provide our executive officers, including our NEOs, two times base salary as severance in order to attract and retain the executive talent necessary for our business. The level of severance is evaluated each year. Pursuant to our Executive Severance Plan, each participant is entitled to receive a single cash lump sum severance payment in the event of a termination without Reasonable Cause or upon a termination by the executive for Good Reason.

“Reasonable Cause” means: (1) the grossly negligent, fraudulent, dishonest or willful violation of any law or the material violation of any of our significant policies that materially and adversely affects us, or (2) the failure of the participant to substantially perform his duties.

“Good Reason” means a voluntary termination of employment by the participant as a result of (1) a materially detrimental reduction or change to the job responsibilities or in the current base compensation of the Participant, or (2) within a period of 12 months following a Change of Control, changing the participant’s principal place of work by more than 50 miles, in each case, which is not remedied by the Company within 30 days after receipt of notice.

A “Change of Control” is defined pursuant to the Huntsman Stock Incentive Plan and means the occurrence of any of the following:

• An acquisition by any person of 20% or more of the combined voting power of our outstanding voting securities.

• The consummation of a reorganization, merger, consolidation or other transaction in which our stockholders do not own, immediately thereafter, more than 20% or more of the combined voting power of the resulting entity in substantially the same proportion as their stock ownership prior to the transaction.

• The sale or disposition of all or substantially all of our assets.

• A majority change in the incumbent directors of the Board.

• An approval by the Board or our stockholders of a complete or substantially complete liquidation or dissolution.

The Executive Severance Plan also provides the continuation of medical benefits for U.S. participants for two years following termination (which will be in the form of a lump sum cash payment equal to the monthly health care premiums for coverage), and outplacement services for a period of one year.

A participant is not entitled to benefits under the Executive Severance Plan if the participant is reemployed with an employer in our controlled group, if the participant refuses to sign a waiver and release of claims in our favor if requested, or if the participant is entitled to severance benefits under a separate agreement or plan maintained by us.

As a citizen of the U.K., Mr. Hankins is also entitled participate in the U.K. Polyurethanes business severance plan on the same basis as all U.K. associates in our Polyurethanes segment. Upon termination, we would evaluate the potential payout from both the Executive Severance Plan and the U.K. Polyurethanes business severance plan and the plan generating the more generous payout would be used. Pursuant to the U.K. Polyurethanes business severance plan, Mr. Hankins is entitled to 12 months’ notice and 21 months or 175% of his annual base pay upon termination. Accordingly, Mr. Hankins would be entitled to severance pursuant to the U.K. Polyurethanes business severance plan and his potential severance payment is 33 times base monthly salary.

Severance Agreements with Jon M. Huntsman and Peter R. Huntsman.  Effective January 1, 2013, we entered into Severance Agreements with Jon M. Huntsman and Peter R. Huntsman. The Severance Agreements have a five year term and are designed to provide enhanced severance benefits in the event of a change of control. During the term of the agreements, Jon M. Huntsman and Peter R. Huntsman are not eligible to participate in the Executive Severance Plan.

Pursuant to the agreements, if Jon M. Huntsman or Peter R. Huntsman is terminated (i) by us other than for Reasonable Cause or (ii) by the executive for Good Reason, the executive will be entitled to the same payments and benefits specified in the Executive Severance Plan.

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For Jon M. Huntsman, upon the occurrence of a change of control, all unvested equity awards under the Huntsman Stock Incentive Plan will become immediately vested, regardless of whether a termination has occurred. In addition, if his employment is terminated by us without Reasonable Cause or by him for Good Reason, in either case, within three years following a change of control, we will pay Jon M. Huntsman a lump sum cash amount equal to (1) three times his then current annual base salary, (2) three times the largest annual bonus paid to him during any of the three previous calendar years, (3) the largest annual bonus amount paid to him during any of the previous three calendar years, reduced by an amount equal to the pro rata portion of such bonus attributable to the number of days in the calendar year of his termination that elapse following his termination date, and (4) an amount equal to $42,890, representing the loss of certain health and welfare benefits provided to him in connection with his employment.

In the case of Peter R. Huntsman, in the event his employment is terminated by us other than for Reasonable Cause or by him for Good Reason, in either case, within two years following a change of control, we will pay him a lump sum cash amount equal to 2.9 times his then current annual base salary.

Payment of any amounts described above is contingent upon each executive executing (and not revoking) a release of claims in favor of the Company. The Severance Agreements do not contain tax gross-up provisions; however, the agreements do include a “best of net” provision, which provides that, if any payments or benefits to which the executive is entitled in connection with his termination are likely subject to the tax imposed by Section 4999 of the Internal Revenue Code, the payment will (1) be reduced such that Section 4999 does not apply or (2) paid in full, whichever produces the better net after tax position to the executive.

The Severance Agreements utilize the same definition of Reasonable Cause as set forth above with respect to our Executive Severance Plan. A termination for Good Reason pursuant to the Severance Agreements means voluntary termination of employment as a result of (1) the significant detrimental reduction or change to the executive’s job responsibilities or in his current base compensation, or (2) a change in the executive’s principal place of work by more than fifty miles from his principal place of work, which is not remedied by the Company within 30 days after receipt of notice.

For purposes of the Severance Agreements, a “change of control” means (1) an acquisition of beneficial ownership by an individual, entity, or group of 20% or more of our then outstanding shares of common stock or of our outstanding voting securities (subject to certain exceptions), (2) a majority change in the incumbent directors of the Board, (3) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets (subject to certain limitations), or (4) a complete liquidation or dissolution of the Company.

Huntsman Stock Incentive Plan Awards.  Long-term equity incentive awards granted under the Huntsman Stock Incentive Plan provide for accelerated vesting upon a Change of Control at the discretion of our Compensation Committee. Any such provision made by the Compensation Committee could benefit all participants in the Huntsman Stock Incentive Plan, including the NEOs. If there is a Change of Control, the Compensation Committee may, in its discretion, provide for:

• assumption by the successor company of an award, or the substitution thereof for similar options, rights or awards covering the stock of the successor company;

• acceleration of the vesting of all or any portion of an award;

• changing the period of time during which vested awards may be exercised (for example, but not by way of limitation, by requiring that unexercised, vested awards terminate upon consummation of the change of control);

• payment of substantially equivalent value in exchange for the cancellation of an award; and/or

• issuance of substitute awards of substantially equivalent value.

Other arrangements.  As more fully described under “—Pension Benefits in 2014” above, our executives are entitled to payments pursuant to the terms and conditions of the Huntsman Pension Plan or local variants and the Supplemental Executive Retirement Plan. In addition, pursuant to our Supplemental Savings Plan, upon a change of control (as defined in the Supplemental Savings Plan), participants, including the NEOs, may elect to receive the present value of the benefits payable to them under this plan. Amounts payable under the Supplemental Savings Plan and SEMPP are described under “—Nonqualified Deferred Compensation in 2014” above.

As described under “—Pension Benefits in 2014” above, pursuant to the Huntsman Pension Scheme (U.K.), Mr. Hankins is entitled to receive annual benefits of up to 2/3 of pensionable compensation, which are reduced if his actual years of service are less than the total possible years of service to retirement. Upon a qualifying disability, Mr. Hankins’ benefits would be enhanced to the maximum benefit of 2/3 of pensionable compensation even if his actual years of service are less than the total possible years of service (as of December 31, 2014, his benefit is approximately 53.6% of pensionable compensation). Mr. Hankins is entitled to a death benefit equal to 72.5% of the maximum benefit or a lump sum equal to four times pensionable compensation.

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Quantification of Potential Payments and Benefits.  The table below reflects the compensation that may be payable to or on behalf of each NEO upon an involuntary termination or a change of control. The amounts shown assume that such termination or change of control was effective as of December 31, 2014. All equity acceleration values have been calculated using the closing price of our stock on December 31, 2014 of $22.78. The actual amounts we will be required to disburse can only be determined at the time of the applicable circumstance.

Payment Type	Jon M. Huntsman	Peter R. Huntsman	J. Kimo Esplin	Anthony P. Hankins	David M. Stryker
INVOLUNTARY TERMINATION—WITHOUT CAUSE OR FOR GOOD REASON
Cash Severance	$ 2,650,000	$ 3,200,000	$1,300,000	$2,331,167(1)	$ 958,000
Health & Welfare(2)	$ 61,617	$ 61,617	$ 66,171	$ 61,617	$ 42,183
Outplacement Services(3)	$ 8,500	$ 8,500	$ 8,500	$ 8,500	$ 8,500
TOTAL TERMINATION BENEFITS	$ 2,720,117	$ 3,270,117	$1,374,671	$2,401,284	$1,008,683
CHANGE OF CONTROL
Accelerated Equity Awards	$ 5,386,878(4)	$11,807,292(5)	$2,270,729(6)	$1,438,039(7)	$ 934,849(8)
CHANGE OF CONTROL/ INVOLUNTARY TERMINATION WITHOUT CAUSE OR FOR GOOD REASON
Cash Severance	$29,993,890(9)	$ 4,640,000(10)	—	—	—

(1)  This amount is based on a total of 33 months (21 months plus 12 months of notice) of Mr. Hankins’ year-end base pensionable pay and has been converted using an exchange rate of 1 GBP to 1.6759 USD being the exchange rate as of March 3, 2014 (which is the internal date used to estimate pro forma elements of compensation).

(2)  In the case of an involuntary termination without Reasonable Cause or for Good Reason, calculated by multiplying 150% of the employer and employee monthly premiums payable with respect to the health care coverage elected by the executive as of December 31, 2014, by 24. We assumed a monthly premium 50% larger than current premiums to reflect annual increases in premium costs in order to ensure that the amounts reported above include the total amount for which we are potentially responsible with respect to such coverage.

(3)  We contract with a third-party provider for 12 months of outplacement services. To the extent these services might be utilized, we expect the Company cost would be $8,500.

(4)  Mr. Jon M. Huntsman’s Severance Agreement provides for automatic vesting in full of his outstanding unvested equity awards upon the occurrence of a change of control. An acceleration of Mr. Jon M. Huntsman’s 236,474 unvested shares of restricted stock would have an estimated value of $5,386,878. Mr. Jon M. Huntsman had no option-based awards as of December 31, 2014.

(5)  Any acceleration of vesting of long-term equity incentive awards held by Mr. Peter R. Huntsman requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2014. An acceleration of Mr. Peter R. Huntsman’s 341,482 unvested shares of restricted stock would have an estimated value of $7,778,960, and an acceleration of Mr. Peter R. Huntsman’s 752,192 unvested options would have an estimated value of $4,028,332.

(6)  Any acceleration of vesting of long-term equity incentive awards held by Mr. Esplin requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2014. An acceleration of Mr. Esplin’s 65,468 unvested shares of restricted stock would have an estimated value of $1,491,361, and an acceleration of Mr. Esplin’s 144,207 unvested options would have an estimated value of $779,368.

(7)  Any acceleration of vesting of long-term equity incentive awards held by Mr. Hankins requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2014. An acceleration of Mr. Hankins’ 40,998 unvested shares of restricted stock would have an estimated value of $933,934, and an acceleration of Mr. Hankins’ 90,160 unvested options would have an estimated value of $504,104.

(8)  Any acceleration of vesting of long-term equity incentive awards held by Mr. Stryker requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2014. An acceleration of Mr. Stryker’s 29,066 unvested shares of restricted stock would have an estimated value of $662,123, and an acceleration of Mr. Stryker’s 64,627 unvested options would have an estimated value of $272,726.

(9)   In the event of an involuntary termination following a change of control, this amount is equal to (a) three times Mr. Jon M. Huntsman’s current annual base salary, (b) three times the largest annual bonus paid to him during any of the three previous calendar years, (c) the largest annual bonus paid to him during any of the three previous calendar years, reduced pro rata based on the date of termination, and (d) an amount equal to $42,890 for the loss of certain health and welfare benefits.

(10)   In the event of an involuntary termination following a change of control, this amount is equal to 2.9 times Mr. Peter R. Huntsman’s annual base salary.

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HUNTSMAN CORPORATION : PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2014.

	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)

Plan Category	(#)(1)	($)	(#)

Equity compensation plans approved by security holders as of December 31, 2014(2)	9,661,073	$14.84	8,995,831

Equity compensation plans not approved by security holders:	—	—	—

(1)   Includes 8,781,093 outstanding options and 879,980 undelivered full-value awards.

(2)   Since its inception, the Huntsman Stock Incentive Plan allows for the issuance of up to 37,170,909 shares of our common stock, par value $0.01 per share, to employees and consultants of our company and its subsidiaries and to members of the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Nolan D. Archibald, Wayne A. Reaud and Alvin V. Shoemaker each served on the Compensation Committee during 2014. None of the members who served on the Compensation Committee during 2014 has at any time been an officer or employee of our company or any of its subsidiaries nor had any substantial business dealings with our company or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee of our company.

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HUNTSMAN CORPORATION : PROXY STATEMENT

PART 6	AUDIT COMMITTEE MATTERS

FEES BILLED BY DELOITTE & TOUCHE LLP AND AFFILIATES

The following table shows the aggregate fees billed by Deloitte & Touche LLP, Deloitte Tax LLP and the member firms of Deloitte Touche Tohmatsu Limited in each of the last two fiscal years for the services indicated (dollars in millions):

	2013	2014

Audit Fees(1)	$ 8.1	$11.4
Audit-Related Fees(2)	0.6	2.4
Tax Fees(3)	3.8	3.8
All Other Fees	—	—
Total	$12.5	$17.6

(1)   Includes fees associated with annual integrated audits of Huntsman Corporation and Huntsman International LLC, reviews of Quarterly Reports on Form 10-Q, a joint venture audit and statutory audits required internationally.

(2)   Includes fees associated with a carve-out audit and reviews of financial statements of acquired entities, SEC reporting consultations and services related to comfort letters.

(3)   Includes fees associated with tax compliance, tax advice and tax planning services including, but not limited to, international tax compliance and advice, federal and state tax advice, mergers and acquisitions tax advice and assistance with the preparation of foreign and domestic tax returns.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has, by resolution, adopted policies and procedures regarding pre-approval of the performance by Deloitte & Touche LLP and affiliates of certain audit and non-audit services. Deloitte & Touche LLP and affiliates may not perform any service enumerated in Section 201(a) of the Sarbanes-Oxley Act of 2002, except as may otherwise be provided by law or regulation. Deloitte & Touche LLP and affiliates may not perform any service unless the approval of the Audit Committee is obtained prior to the performance of the services, except as may otherwise be provided by law or regulation. The Audit Committee has pre-approved the performance by Deloitte & Touche LLP and affiliates of certain audit and accounting services, certain tax services, and, provided that fees do not exceed $250,000 per individual project, certain other tax services and audit-related services. The Audit Committee has delegated to the committee chair the power to pre-approve services beyond those previously described, provided that no services may be approved that are prohibited pursuant to Section 201(a) of the Sarbanes Oxley Act of 2002 or that appear reasonably likely to compromise the independence of Deloitte & Touche LLP. Any pre-approval granted by the chair is reviewed by the Audit Committee at its next regularly scheduled meeting. In addition, the Audit Committee receives a report annually detailing the prior year’s expenditures, consistent with the SEC’s accountant fee disclosure requirements.

The Audit Committee has approved all audit and permissible non-audit services prior to such services being provided by Deloitte & Touche LLP and affiliates.

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HUNTSMAN CORPORATION : PROXY STATEMENT

AUDIT COMMITTEE REPORT

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Huntsman Corporation (“Huntsman”) assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of Huntsman’s internal controls. Specific responsibilities of the Committee are set forth in the Audit Committee Charter, a copy of which can be found on Huntsman’s website at www.huntsman.com. The members of the Committee are Messrs. Burns and Shoemaker and Dr. Harker, each of whom meets the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934 and applicable independence requirements of the New York Stock Exchange.

The Committee has reviewed and discussed Huntsman’s audited financial statements for the year ended December 31, 2014 with Huntsman’s management. The Committee has discussed with Deloitte & Touche LLP, Huntsman’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16. The Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

Based on the review and discussions referred to in the preceding paragraph, the Committee recommended to the Board that Huntsman’s audited financial statements for the year ended December 31, 2014 be included in Huntsman’s Annual Report on Form 10-K for the year ended December 31, 2014.

AUDIT COMMITTEE,

M. Anthony Burns, Chair
Patrick T. Harker
Alvin V. Shoemaker

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HUNTSMAN CORPORATION : PROXY STATEMENT

PART 7	PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The size of the Board is currently set at 10, divided into two classes with one class being elected to serve until the 2016 annual meeting and the other class being elected to serve until the 2017 annual meeting. The three current Class I Board members whose terms expire at the Annual Meeting are Messrs. Peter R. Huntsman, Wayne A. Reaud and Alvin V. Shoemaker. With respect to the directors standing for re-election at the Annual Meeting, the Governance Committee has recommended, and the Board has unanimously nominated, Messrs. Peter R. Huntsman, Wayne A. Reaud and Alvin V. Shoemaker for election as Class I directors. Each elected Class I director will serve until our 2016 annual meeting, until a successor is elected and qualified, or until his or her earlier death, resignation or retirement. We did not pay any third-party fees to assist in the process of identifying or evaluating candidates nor did we receive any stockholder nominations for director.

The nominees receiving a plurality of the votes cast at the Annual Meeting for the election of directors will be elected as Class I directors. You may not cumulate your votes in the election of directors. Votes that are withheld from a director’s election will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director. If you are a street name stockholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. These broker non-votes will have no effect on the election of the Class I director nominees.

Unless otherwise indicated on the proxy, the persons named as proxies in the enclosed proxy will vote FOR each of the Class I director nominees listed below. Although we have no reason to believe that any of the nominees will be unable to serve if elected, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons as may be nominated by the Board.

It is our policy for directors to attend our annual meetings to provide an opportunity for stockholders to communicate directly with directors about issues affecting our company.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH CLASS I DIRECTOR NOMINEE.

PROPOSAL NO. 2—NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are submitting a proposal to our stockholders for a non-binding advisory vote to approve the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This say-on-pay proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs. Currently, our stockholders are given the opportunity to cast an advisory vote on this topic annually, with the next opportunity occurring in connection with our 2016 annual meeting.

The guiding principles of our compensation policies and decisions include aligning each executive’s compensation with our company’s business strategy and the interests of our stockholders and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Our overriding executive compensation philosophy is clear and consistent—we pay for performance. Consistent with this philosophy, a significant portion of the total compensation for each of our executives is directly related to our earnings and to other performance factors that measure our progress against the goals of our strategic and operating plans and the long-term performance of our common stock.

When casting your vote, we urge you to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board believe that our compensation practices effectively implement our guiding principles. This is evidenced by our company’s solid financial performance in 2014, as discussed in the Compensation Discussion and Analysis section. The Compensation Discussion and Analysis also discusses changes made to our executive compensation program in light of the results of our 2014 say-on-pay vote and feedback from our stockholders.

The say-on-pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the principles, policies and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the Annual Meeting:

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HUNTSMAN CORPORATION : PROXY STATEMENT

“RESOLVED, that the stockholders of Huntsman Corporation approve, on a non-binding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2015 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosures.”

Approval of this proposal requires approval by holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against this proposal. If you are a street name stockholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. These broker non-votes will have no effect on the vote.

While this vote is required by law, the result will not be binding on our company, the Board or the Compensation Committee. Nevertheless, the Compensation Committee will consider the outcome of the vote when making future decisions regarding our compensation practices.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE OF STOCKHOLDERS
TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL NO. 3—RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2015. Deloitte & Touche LLP has served as our auditor since 1984. The Audit Committee has been advised by Deloitte & Touche LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or our subsidiaries. As a matter of good corporate governance, the Audit Committee has determined to submit its selection of Deloitte & Touche LLP to stockholders for ratification.

The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm will require approval by holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against this proposal. If you hold your shares in street name and do not provide timely voting instructions, your broker may exercise discretionary authority, thereby avoiding a broker non-vote.

If the selection of the independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of our company and our stockholders.

One or more representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions and, if they desire, will have an opportunity to make a statement.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

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HUNTSMAN CORPORATION : PROXY STATEMENT

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2016 ANNUAL MEETING

STOCKHOLDER PROPOSALS TO BE INCLUDED IN NEXT YEAR’S PROXY STATEMENT

Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2016 annual meeting may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary at our principal executive offices, located at 500 Huntsman Way, Salt Lake City, Utah 84108, no later than November 27, 2015.

Director Nominations and Stockholder Proposals for Presentation at the 2016 Annual Meeting

In addition to stockholder proposals submitted pursuant to the requirements of Rule 14a-8 as specified above, and as more specifically provided for in Section 2.8 of our Bylaws, for a nomination of persons for election to the Board or a proposal of business to be properly brought before the 2016 annual meeting, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our Bylaws. A stockholder making a nomination for election to the Board or a proposal of business for the 2016 annual meeting must deliver proper notice to our Corporate Secretary (c/o Corporate Secretary, Huntsman Corporation, 500 Huntsman Way, Salt Lake City, Utah 84108 or to CorporateSecretary@huntsman.com) not earlier than the close of business on the 120th calendar day prior to the first anniversary of the date of the 2015 Annual Meeting nor later than the close of business on the 90th calendar day prior to the first anniversary of the 2015 Annual Meeting. In other words, for a stockholder nomination for election to the Board or a proposal of business to be considered at the 2016 annual meeting, it should be properly submitted to our Corporate Secretary no earlier than Thursday, January 7, 2016 and no later than Saturday, February 6, 2016. If the date of our 2016 annual meeting changes by more than 30 calendar days before May 7, 2016 or more than 70 calendar days after May 7, 2016, then stockholder nominations and proposals must be received not earlier than the close of business on the 120th calendar day prior to the date of the 2016 annual meeting and not later than the close of business on the later of the 90th calendar day prior to the date of the 2016 annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of 2016 annual meeting is first made by us. For additional information about stockholder nominations and proposals, see “Corporate Governance—Director Nomination Process.”

PART 8	ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding beneficial ownership of our common stock as of March 17, 2015 by:

•      each person who we know owns beneficially more than 5% of our common stock;

•      each of our directors and nominees;

•      each of our named executive officers; and

•      all of our executive officers and directors as a group.

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HUNTSMAN CORPORATION : PROXY STATEMENT

Under the regulations of the SEC, shares are generally deemed to be “beneficially owned” by a person if the person directly or indirectly has or shares voting power or investment power (including the power to dispose) over the shares, whether or not the person has any pecuniary interest in the shares, or if the person has the right to acquire voting power or investment power of the shares within 60 days, including through the exercise of any option, warrant or right. In accordance with the regulations of the SEC, in computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to options or other rights held by the person that are currently exercisable or exercisable within 60 days of March 17, 2015. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Shares	Percent(2)
5% OR MORE BENEFICIAL OWNERS (EXCEPT OFFICERS AND DIRECTORS):
The Huntsman Foundation	18,432,000	7.5%
Boston Partners(3)	16,350,909	6.7%
The Vanguard Group, Inc.(4)	14,001,458	5.7%
BlackRock, Inc.(5)	13,575,939	5.5%
DIRECTORS AND NAMED EXECUTIVE OFFICERS:
Jon M. Huntsman(6)	31,204,749	12.6%
Nolan D. Archibald(7)	623,303	*
Mary C. Beckerle(8)	34,428	*
M. Anthony Burns	46,187	*
Patrick T. Harker(9)	45,184	*
Jon M. Huntsman, Jr.(10)	30,247	*
Peter R. Huntsman(11)	8,041,168	3.3%
Robert J. Margetts(12)	42,523	*
Wayne A. Reaud(13)	1,560,199	*
Alvin V. Shoemaker(14)	205,290	*
J. Kimo Esplin(15)	1,337,484	*
Anthony P. Hankins(16)	863,755	*
David M. Stryker(17)	78,676	*
All directors and executive officers as a group (22 persons)(6)(11)(18)	46,590,491	18.99%

* Less than 1%

(1)

The address of each beneficial owner is c/o Huntsman Corporation, 500 Huntsman Way, Salt Lake City, Utah 84108 and such beneficial owner has sole voting and dispositive power over such shares (except as described below).

(2)	Based upon an aggregate of 245,372,961 shares of common stock outstanding on March 17, 2015.

(3)

As reported in Schedule 13G filed with the SEC on February 11, 2015 by Boston Partners. Based on such 13G filing, Boston Powers has sole voting power over 13,694,837 shares, shared voting power over 53,615 shares and sole dispositive power over 16,350,909 shares. The address of Boston Partners is One Beacon Street—30th Floor, Boston, MA 02108.

(4)

As reported in Schedule 13G filed with the SEC on February 10, 2015 by The Vanguard Group, Inc. Based on such 13G filing, The Vanguard Group, Inc. has sole voting power over 135,898 shares, shared voting and dispositive power over 13,883,260 shares and shared dispositive power over 118,198 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 118,198 shares and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 17,700 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(5)	As reported in Schedule 13G filed with the SEC on February 3, 2015 by BlackRock, Inc. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.

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HUNTSMAN CORPORATION : PROXY STATEMENT

(6)

Includes the following shares of which Jon M. Huntsman may be deemed to be the beneficial owner: (a) 11,923,244 shares held by Huntsman Family Holdings Company LLC, by virtue of being the holder of a significant percentage of ownership interests in that company, (b) 22,900 shares held by the Karen H. Huntsman Inheritance Trust, by virtue of being the spouse of the trustee of such trust, and (c) 18,432,000 shares held by The Huntsman Foundation, by virtue of having the right to appoint all trustees on the Board of Trustees of such foundation and the right to remove any such trustees with or without cause or for any reason. Jon M. Huntsman expressly disclaims beneficial ownership of any shares held by Huntsman Family Holdings Company LLC, except to the extent of his pecuniary interest therein and any shares held by the Karen H. Huntsman Inheritance Trust or The Huntsman Foundation. Jon M. Huntsman has pledged 2,100,000 shares as security for bank loans to cover philanthropic donations.

(7)

Includes options to purchase 50,000 shares of common stock that are exercisable within 60 days of March 17, 2015, and 52,492 vested stock units, the shares underlying that will be deliverable upon termination of service.

(8)	Includes 29,921 vested stock units, the shares underlying which will be deliverable upon termination of service.

(9)	Includes 29,921 vested stock units, the shares underlying which will be deliverable upon termination of service.

(10)	Includes 19,854 vested stock units, the shares underlying which will be deliverable upon termination of service.

(11)

Includes options to purchase 2,375,025 shares of common stock that are exercisable within 60 days of March 17, 2015. Also includes the following shares of which Peter R. Huntsman may be deemed to be the beneficial owner: (a) 191,000 shares that are held by his spouse as Uniform Gifts to Minors Act custodian for six of Peter R. Huntsman’s children, (b) 843,657 shares that are held by his spouse as Utah Uniform Transfers to Minors Act custodian for each of Peter R. Huntsman’s eight children, and (c) 933,328 shares held by P&B Capital, L.C. for which he and his spouse are the only managers and members. Peter R. Huntsman expressly disclaims beneficial ownership of any shares held by his spouse.

(12)	Includes 42,523 vested stock units, the shares underlying which will be deliverable upon termination of service.

(13)

Includes options to purchase 50,000 shares of common stock that are exercisable within 60 days of March 17, 2015, and 131,099 vested stock units, the shares underlying that will be deliverable upon termination of service.

(14)

Includes options to purchase 50,000 shares of common stock that are exercisable within 60 days of March 17, 2015, and 118,063 vested stock units, the shares underlying that will be deliverable upon termination of service.

(15)	Includes options to purchase 870,928 shares of common stock that are exercisable within 60 days of March 17, 2015.

(16)	Includes options to purchase 539,253 shares of common stock that are exercisable within 60 days of March 17, 2015.

(17)	Includes options to purchase 26,257 shares of common stock that are exercisable within 60 days of March 17, 2015.

(18)

Includes options to purchase a total of 5,673,433 shares of common stock that are exercisable within 60 days of March 17, 2015, and a total of 423,873 vested stock units, the shares underlying that will be delivered to the applicable holder upon termination of service.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, among others, to file with the SEC and the NYSE an initial report of ownership of our common stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16 forms that they file related to Huntsman stock transactions. Under SEC rules, certain forms of indirect ownership and ownership of our common stock by certain family members are covered by these reporting requirements. As a matter of practice, our administrative staff assists our directors and executive officers in preparing initial ownership reports and reporting ownership changes and typically files these reports on their behalf.

Based solely on a review of the reports furnished to us or written representations from reporting persons that all reportable transactions were reported, we believe that during 2014 all of our executive officers, directors and greater than 10% holders filed the reports required to be filed under Section 16(a) on a timely basis under Section 16(a) other than a Form 4 that was filed two days late by Huntsman on behalf of Nolan D. Archibald with respect to a purchase of shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

POLICIES AND PROCEDURES

Effective February 1, 2007, the Board adopted a Related Party Transactions Policy, which includes the procedures for review, approval and monitoring of transactions involving our company and “related persons” (directors, executive officers, stockholders owning five percent or greater of our common stock, or their respective immediate family members). The policy covers any transaction involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest.

Related person transactions must be approved by the Audit Committee, which will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, our interests. In evaluating the transaction, the Audit Committee will consider all relevant factors, including as applicable (1) the benefit to us in entering into the transaction; (2) the alternatives to entering into a related person transaction; and (3) whether the transaction is on terms comparable to those available to third parties.

If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction. The transaction must be approved in advance of its consummation. The Audit Committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable, or not inconsistent with such circumstances, to amend or terminate the transaction and will review the transaction annually to determine whether it continues to be in our interests.

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HUNTSMAN CORPORATION : PROXY STATEMENT

The Audit Committee approved each of the transactions described below entered into after February 1, 2007 in accordance with the Related Party Transactions Policy and continues to monitor arrangements described below consistent with the Related Party Transactions Policy.

TRANSACTIONS

Aircraft Sublease.  Our subsidiary Airstar Corporation (‘‘Airstar’’) subleases a Gulfstream IV-SP Aircraft (the ‘‘Aircraft’’) from Jstar Corporation (‘‘Jstar’’), a corporation wholly owned by Jon M. Huntsman pursuant to a lease arrangement that expires in 2021. Under this arrangement, monthly sublease payments from Airstar to Jstar are approximately $118,000, and an aggregate of $9.58 million is payable through the end of the remaining seven-year lease term. These monthly sublease payments are equal to the financing costs paid by Jstar to a leasing company and the arrangement does not result in a financial benefit to Jstar.

Office Building Lease.  We occupy and use a portion of an office building owned by the Huntsman Foundation, a private charitable foundation established by Jon M. and Karen H. Huntsman to further the charitable interests of the Huntsman family, under a lease pursuant to which we make annual lease payments of $1.6 million. During 2014, we made payments of $1,619,364 under the lease which represents a contractual 2% increase from 2013. The lease expires on December 31, 2018, subject to a five-year extension at our option.

Consulting Agreement.  We are a party to a Consulting Agreement with Jon M. Huntsman, Jr., one of our directors and the former governor of Utah and U.S. Ambassador to Singapore and China. Pursuant to the Consulting Agreement, Jon M. Huntsman, Jr. agrees to: provide strategic advice to our senior management on political, economic and business matters, particularly in connection with markets and opportunities in Asia; participate from time to time in negotiations and discussions with business leaders and dignitaries; assist in marketing our products; and participate in such other meetings or discussions as may be requested by senior management of Huntsman upon reasonable notice. In exchange for these services, we pay Jon M. Huntsman, Jr. $27,500 per month. The Consulting Agreement expires on December 31, 2015, subject to our right to extend the agreement for two-year terms.

Reimbursed employee.  Eight individuals who work for entities owned or controlled by Jon M. Huntsman are on our company’s payroll, for which we are fully reimbursed and paid an administrative fee. One of these employees was paid compensation in excess of $120,000 in 2014 ($120,700).

Other Transactions with the Huntsman Family.  The following table shows compensation paid to members of the Huntsman family (other than named executive officers and directors as disclosed herein) for services as officers or employees in fiscal 2014 that involves amounts exceeding $120,000. All amounts paid for 2014 were approved by the Compensation Committee, which reviews and approves all annual and other compensation arrangements and components for corporate and executive officers and their family members who are employees.

Employee	Salary	Stock Awards(4)	Option Awards(5)	Non-Equity Incentive Plan Compensation(6)	Other Compensation
James H. Huntsman(1)	$450,000	$225,000	$225,000	$644,912	—
Peter R. Huntsman, Jr.(2)	$130,000	$ 40,000	—	$ 22,762	$301,793(7)
John Calder(3)	$150,000	$ 40,000	—	$ 27,728	$236,738(8)

(1)

James Huntsman is the Division President of our Advanced Materials business, a position he was appointed to in May 2011. He is the son of Jon M. Huntsman, our Executive Chairman, and the brother of Peter R. Huntsman, our CEO, and Jon M. Huntsman, Jr., our director.

(2)

Peter Huntsman, Jr. is Director of Business Improvement. He is the grandson of Jon M. Huntsman, our Executive Chairman, the son of Peter R. Huntsman, our CEO, and the nephew of Jon M. Huntsman, Jr., our director.

(3)	Mr. Calder is Integration Financial Controller, a position to which he was appointed on August 1, 2014. He is the son-in-law of Peter R. Huntsman, our CEO.

(4)

This column reflects the aggregate grant date fair value of restricted stock granted on February 5, 2014. The restricted shares vest ratably in three equal annual installments beginning on the first anniversary of the grant date.

(5)

This column reflects the aggregate grant date fair value of stock options granted on February 5, 2014. The stock options vest ratably in three equal annual installments beginning on the first anniversary of the grant date.

(6)	This column reflects the cash performance awards that were earned for 2014. Includes a $200,000 discretionary special project bonus for James H. Huntsman’s successful completion of Project Accelerate.

(7)

As a citizen of the U.S. with residence in Singapore, we incurred foreign assignment costs on Peter Huntsman, Jr.’s behalf during 2014, including $28,640 in international location allowances and adjustments and $254,393 in relocation, housing, and children’s education expenses. In addition, we incurred $12,592 in tax gross-ups and equalization associated with Peter Huntsman Jr.’s foreign assignment.

(8)

As a citizen of the U.S. with residence in Germany, we incurred foreign assignment costs on Mr. Calder’s behalf during 2014, including $10,106 in international location allowances and adjustments, $27,072 in housing costs and $179,355 in relocation expenses consisting of housing and child education expenses. In addition, we incurred $4,362 in tax gross-ups associated with Mr. Calder’s foreign assignment. We also paid $12,000 as an air travel allowance on Mr. Calder’s behalf pursuant to our Business Expense and Travel Policy, pursuant to which an employee is paid up to $2,000 per round trip when authorized to fly business class but chooses to fly coach.

James Huntsman, Peter Huntsman, Jr. and Mr. Calder continue to be employees and we expect to pay them compensation and other benefits in 2015 similar to those paid in 2014.

58  /  HUNTSMAN 2015 PROXY

HUNTSMAN CORPORATION : PROXY STATEMENT SUMMARY

ANNUAL REPORT

The 2014 Annual Report is being furnished to our stockholders primarily via the Internet.

A copy of the Annual Report on Form 10-K for the year ended December 31, 2014, not including exhibits, is also available at www.huntsman.com. A copy of our Annual Report on Form 10-K for the year ended December 31, 2014, excluding exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the request of such person. Exhibits to the Annual Report on Form 10-K for the year ended December 31, 2014 are available upon payment of a reasonable fee, which will be limited to our expenses in furnishing the requested exhibit. Such requests should be directed to Huntsman Investor Relations, attention Kurt Ogden, by mail at 500 Huntsman Way, Salt Lake City, Utah 84108, by phone at (801) 584-5860 or by e-mail at ir@huntsman.com.

OTHER INFORMATION

We may send a single Notice of Internet Availability or set of proxy materials, as applicable, and other stockholder communications to any household at which two or more stockholders reside unless we have received contrary instructions from those stockholders. This process is called “householding.” This reduces duplicate mailings and saves printing and postage costs as well as natural resources. The Notice of Internet Availability, proxy materials and other stockholder communications may be householded based on your prior express or implied consent. If you wish to receive a separate copy of our Notice of Internet Availability or proxy materials, as applicable, for each stockholder sharing your address in the future, please contact us by mail in care of Computershare Trust Company, N.A., P.O. Box 30170, College Station, TX, 77842, or by telephone at 1-866-210-6697, and we will promptly deliver to you the requested material. If you are receiving multiple copies and would like to receive a single copy, or if you would like to opt out of this householding practice for future mailings, please submit your request by mail to our transfer agent, Computershare, at Computershare Trust Company, N.A., P.O. Box 30170, College Station, TX, 77842, or by telephone at 1-866-210-6697. Computershare may also be reached through its website at www.computershare.com.

Stockholders should direct communications regarding change of address, transfer of stock ownership or lost stock certificates by mail to Computershare Trust Company, N.A., P.O. Box 30170, College Station, TX 77842, or by telephone at 1-866-210-6697. Computershare may also be reached through its website at www.computershare.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 7, 2015

The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2015 Annual Meeting of Stockholders
and the Annual Report to Stockholders for the fiscal year ended December 31, 2014 of Huntsman Corporation are available at
https://materials.proxyvote.com/447011.

59  /  HUNTSMAN 2015 PROXY

Global Headquarters

Huntsman Corporation

10003 Woodloch Forest Drive

The Woodlands, Texas 77380 USA

Telephone +1-281-719-6000

Fax +1-281-719-6416

www.huntsman.com

Copyright © 2014 Huntsman Corporation or an affiliate thereof. All rights reserved.

The use of the symbol ® herein signifies the registration of the associated trademark in one or more, but not all, countries.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. M84841-P60124 ! ! ! ! ! ! ! ! ! ! ! For All Withhold All For All Except ! Yes No To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. PROXY SERVICES C/O COMPUTERSHARE INVESTOR SERVICES P.O. BOX 43102 PROVIDENCE, RI 02940-5068 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on May 6, 2015. Have this proxy card in hand when you access the web site and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on May 6, 2015. Have this proxy card in hand when you call and follow the instructions. VOTE BY MAIL Mark, sign and date this proxy card and return it by May 6, 2015 in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE IN PERSON If you would like to attend the Annual Meeting of Stockholders and vote in person, please review the requirements in the Questions and Answers section of the Proxy Statement. For directions to and a map of the location of the Annual Meeting of Stockholders visit the company’s website at www.huntsman.com and click on the “Investor Relations” link. Please indicate if you plan to attend this meeting. 2. Advisory vote to approve named executive officer compensation. 3. Ratification of the appointment of Deloitte & Touche LLP as Huntsman Corporation’s independent registered public accounting firm for the year ending December 31, 2015. For address changes and/or comments, please check this box and write them on the back where indicated. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. 01) Peter R. Huntsman 02) Wayne A. Reaud 03) Alvin V. Shoemaker 1. Election of the following three nominees as Class I directors Nominees: The Board of Directors recommends you vote FOR the following: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. HUNTSMAN CORPORATION The Board of Directors recommends you vote FOR the following proposals: For Against Abstain

M84842-P60124 Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 7, 2015: The Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2014 are available at www.proxyvote.com. Address changes/comments: ______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) HUNTSMAN CORPORATION Annual Meeting of Stockholders May 7, 2015 at 8:30 AM, CDT This proxy is solicited by the Board of Directors The undersigned stockholder of Huntsman Corporation hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 2015 Annual Meeting of Stockholders and hereby appoints Peter R. Huntsman and David M. Stryker and each of them, acting individually, with full power of substitution in each, as proxies of the undersigned, to represent the undersigned and vote all shares of Huntsman Corporation common stock that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 7, 2015, and at any adjournment or postponement thereof, as indicated on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the nominees set forth in proposal 1, FOR proposal 2 and FOR proposal 3. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the 2015 Annual Meeting of Stockholders and at any adjournment or postponement thereof. The undersigned stockholder hereby revokes all proxies previously given by the undersigned to vote at the 2015 Annual Meeting of Stockholders or any adjournment or postponement thereof. (continued and to be signed on reverse side)